                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  ALUMAX INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  N O T I C E
                                      o f

                           A N N U A L M E E T I N G

                                      o f
                            S T O C K H O L D E R S
                                     a n d
                          P R O X Y S T A T E M E N T
                              M a y 2 9 , 1 9 9 7


                                      LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 1997

                                                                   April 8, 1997

TO THE HOLDERS OF COMMON STOCK:

     The Annual Meeting of Stockholders of Alumax Inc. will be held in the Third Floor Auditorium of The Chase Manhattan Bank building, 270 Park Avenue, New York, New York, on Thursday, May 29, 1997, at 10:00 a.m., New York City time, for the following purposes:

     1. To elect three Directors, each for a term of three years;

     2. To ratify the selection of Coopers & Lybrand L.L.P. as auditors for fiscal year 1997;

     3. To amend the Alumax Inc. 1993 Long-Term Incentive Plan (as Amended and Restated and as Further Amended on October 3, 1996) to increase the number of shares of Common Stock authorized for issuance thereunder by 1,250,000;

     4. To amend the Alumax Inc. Non-Employee Directors' Stock Compensation Plan (as Amended on October 3, 1996) to increase the annual award of stock to non-employee directors; and

     5. To transact such other business as may properly come before the Meeting, or any adjournments thereof.

     The holders of Common Stock are entitled to vote on all of the above proposals.

     The Board of Directors has fixed the close of business on March 31, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. A list of stockholders entitled to vote will be open to the examination of any stockholder at the offices of The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York, for ten days prior to May 29, 1997, and will also be available for inspection at the Meeting.

     IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                           By order of the Board of Directors

                                               HELEN M. FEENEY
                                               Vice President
                                           and Corporate Secretary

                                  ALUMAX INC.
                             5655 PEACHTREE PARKWAY
                            NORCROSS, GA 30092-2812
                           TELEPHONE: (770) 246-6600

                                PROXY STATEMENT

GENERAL

     This Proxy Statement, which (along with the enclosed Proxy) is first being mailed to stockholders on April 8, 1997, is furnished in connection with a solicitation of proxies by the Board of Directors of Alumax Inc. ("Alumax" or the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "1997 Annual Meeting") to be held at 10:00 a.m., New York City time, on Thursday, May 29, 1997 in the Third Floor Auditorium of The Chase Manhattan Bank building, 270 Park Avenue, New York, New York, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

VOTING AT THE MEETING

     The Record Date for voting at the 1997 Annual Meeting is the close of business on March 31, 1997. On the Record Date, the Company had outstanding 54,913,013 shares of Common Stock, par value $.01 per share (the "Common Stock"). The outstanding Common Stock will be voting on all matters currently scheduled to be acted upon at the 1997 Annual Meeting, with each share entitled to one vote.

     The presence in person or by proxy of the holders of a majority of the Company's outstanding shares of Common Stock will constitute a quorum at the 1997 Annual Meeting. A plurality of the votes cast is necessary for the election of Directors. The affirmative vote of a majority of the total votes cast either for or in opposition to any other proposal described herein (each a "Proposal") is necessary to approve it. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to a vote of the stockholders. If a broker indicates on the proxy that he or she does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will be considered as unvoted with respect to that matter.

     Votes at the 1997 Annual Meeting will be tabulated by two officers of ChaseMellon Shareholder Services, L.L.C. who have been appointed by the Company's Board of Directors to serve as inspectors of election.

PROXIES AND PROXY SOLICITATION

     All shares of Common Stock represented by properly executed proxies will be voted at the 1997 Annual Meeting in accordance with the directions marked on the proxies, unless such proxies have previously been revoked. If no directions are indicated on such proxies, they will be voted for the election of the nominees named in this Proxy Statement, for the ratification of the selection of Coopers & Lybrand L.L.P. as the Company's auditors for fiscal year 1997, for the amendment to increase the number of shares of Common Stock that may be issued under the Alumax Inc. 1993 Long-Term Incentive Plan (as Amended and Restated and as Further Amended on October 3, 1996) (the "Long Term Plan") and for the amendment to the Alumax Inc. Non-Employee Directors' Stock Compensation Plan (as Amended on October 3, 1996) (the "Stock Compensation Plan") to increase the annual award of stock to non-employee Directors. If any other matters are properly presented at the 1997 Annual Meeting for action, which is not presently anticipated, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment. Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Vice President and Corporate Secretary of the Company) or, if a stockholder is present at the 1997 Annual Meeting, he may elect to revoke his proxy and vote his shares personally.

     In addition to solicitation by mail, certain Directors, officers and other employees of the Company, not specifically employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telegram. The Company intends to reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses, including clerical expenses, of forwarding proxy material to the beneficial owners of Common Stock or otherwise in connection with this solicitation of proxies. The Company has retained Morrow & Co. to assist in the solicitation at a cost of $8,500 to the Company, excluding the expenses and disbursements of that firm.

                           1.  ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes and is currently comprised of nine members. One class is elected each year for a three-year term. The following are nominees for the class whose term will expire at the 1997 Annual Meeting, all of whom are currently Directors of the Company:
Harold Brown, Pierre Des Marais II and J. Dennis Bonney. These three nominees, if elected at the 1997 Annual Meeting, will serve for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2000.

     It is not anticipated that any of the foregoing nominees will become unavailable for any reason, but, if that should occur before the 1997 Annual Meeting, the persons named on the enclosed proxy card reserve the right to substitute another of their choice as nominee in his place or to vote for such lesser number of Directors as may be prescribed by the Board of Directors.

     The three nominees receiving the largest number of votes by the holders of shares of Common Stock present at the 1997 Annual Meeting in person or represented by proxy will be elected. In accordance with Securities and Exchange Commission ("SEC") regulations, the enclosed proxy card provides stockholders with an opportunity to grant to or withhold from the appointees named thereon the authority to vote for the election of any individual named above. In no event may proxies be voted for more than three nominees. Unless authority to do so has been withheld, shares represented by the enclosed proxy card, when the proxy has been duly executed and returned, will be voted in favor of the election of Harold Brown, Pierre Des Marais II and J. Dennis Bonney, each to serve as a Director for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2000 or until their respective successors have been duly elected and qualified.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE FOREGOING NOMINEES, AND, UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE APPOINTEES NAMED THEREON INTEND SO TO VOTE.

                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

                      NOMINEES FOR TERMS EXPIRING IN 2000

HAROLD BROWN                                                 Director since 1993
Counselor, Center for Strategic and International Studies                 Age 69
Partner, Warburg, Pincus & Co.
(A money management firm)

Mr. Brown has been Counselor to the Center for Strategic and International Studies since July 1992 and a partner of Warburg, Pincus & Co. since May 1990. For more than five years prior to July 1992, he had been Chairman of the Foreign Policy Institute at The Johns Hopkins University School of Advanced International Studies. Mr. Brown is also a Director of Cummins Engine Company, Inc., Evergreen Holdings, Inc., International Business Machines Corporation, Mattel Inc. and Philip Morris Companies Inc.

Chairman of Corporate Governance and Nominating Committee and member of Executive, Finance and Human Resources and Compensation Committees

PIERRE DES MARAIS II                                         Director since 1993
President and Chief Executive Officer                                     Age 62
Unimedia Inc.
(Editors and publishers)

Mr. Des Marais has been President and Chief Executive Officer of Unimedia Inc. for more than five years. He is also a Director of Hollinger Inc., Imperial Oil Limited, Ouimet-Cordon Bleu Inc., Rothman's Inc. and St. Lawrence Cement Inc.

Member of Executive, Finance and Human Resources and Compensation Committees

J. DENNIS BONNEY                                             Director since 1996
Independent Businessman                                                   Age 66

Mr. Bonney has been an independent businessman since his retirement from Chevron Corporation in December 1995. For more than five years prior thereto, he was a Vice Chairman of Chevron Corporation. He is also a Director of United Meridian Corporation and Aeromovel USA, Inc.

Member of Audit and Human Resources and Compensation Committees

                      DIRECTORS WHOSE TERMS EXPIRE IN 1998

L. DON BROWN                                                 Director since 1994
Senior Vice President, Operations/Technology                              Age 51
Coors Brewing Company
(A producer of beer and other malt beverages)

Mr. Brown has been Senior Vice President, Operations/Technology of Coors Brewing Company since August 1996. For more than five years prior thereto, he held various executive and senior operations positions within the Kraft Foods organization, most recently serving as Senior Vice President, Manufacturing and Engineering.

Member of Audit and Corporate Governance and Nominating Committees

JAMES C. HUNTINGTON, JR.                                     Director since 1993
Independent Businessman                                                   Age 69

Mr. Huntington has been an independent businessman for more than five years. He is also a Director of Cyprus Amax Minerals Company, Dravo Corporation and Westinghouse Air Brake Company.

Chairman of Finance Committee and member of Audit and Corporate Governance and Nominating Committees

W. LOEBER LANDAU                                             Director since 1993
Partner                                                                   Age 65
Sullivan & Cromwell
(Attorneys)

Mr. Landau has been a partner of Sullivan & Cromwell for more than five years. He is also a Director of The United States Life Insurance Company.

Member of Executive, Finance and Corporate Governance and Nominating Committees

                      DIRECTORS WHOSE TERMS EXPIRE IN 1999

ALLEN BORN                                                   Director since 1985
Chairman and Chief Executive Officer                                      Age 63
Alumax Inc.

Mr. Born has been a Director of the Company since 1985, Chairman since April 1993 and Chairman and Chief Executive Officer since November 1993. He was also Co-Chairman of Cyprus Amax Minerals Company from November 1993 to November 1995 and Vice Chairman of that company from November 1995 to May 1996. For more than five years prior to November 1993, he had been Chief Executive Officer of AMAX Inc. ("Amax"), the Company's former parent, and also served as Chairman of that company from June 1988 to November 1993. Mr. Born is also a Director of Amax Gold Inc., AK Steel Holding Corporation and Cyprus Amax Minerals Company.

Member of Executive and Finance Committees

PAUL W. MACAVOY                                              Director since 1993
Williams Brothers Professor of Management Studies                         Age 62
Yale School of Management

Mr. MacAvoy has been Williams Brothers Professor of Management Studies at the Yale School of Management since January 1991 and served as Dean of such institution from July 1992 to July 1994. Mr. MacAvoy is also a Director of Lafarge Corporation.

Chairman of Executive and Human Resources and Compensation Committees and member of Audit and Corporate Governance and Nominating Committees

ANNE WEXLER                                                  Director since 1994
Chairman and Chief Executive Officer                                      Age 67
The Wexler Group
(A government relations and public affairs firm)

Ms. Wexler has been Chairman and Chief Executive Officer of The Wexler Group for more than five years. She is also a Director of Comcast Corporation, the Dreyfus Index Funds, the Dreyfus Mutual Funds, NOVA Corporation, Wilshire Asset Management and the New England Electric System.

Chairman of Audit Committee and member of Human Resources and Compensation Committee

DIRECTORS' MEETINGS, COMPENSATION AND COMMITTEES

     During 1996 the Board of Directors held ten meetings. Each Director attended at least 75 percent of the aggregate of (a) all meetings of the Board and (b) all meetings of the Committees of the Board on which such Director served.

     For their services, non-employee Directors receive an annual retainer of $20,000 and $1,000 per Board meeting attended. Non-employee Directors serving on Board Committees are compensated at the rate of $600 per Committee meeting attended, with Committee Chairmen receiving an additional $1,000 per meeting attended.

     Non-employee Directors are eligible to defer all or a portion of the foregoing fees through participation in the Alumax Inc. Non-Employee Directors' Deferred Compensation Plan (the "DCP"). Amounts deferred under the DCP are credited to a participant's account in the form of shares of Common Stock of the Company. Additional shares are credited to such account as and to the extent dividends are paid on the Common Stock. A distribution will be made to a participant upon termination of his or her directorship or, if he or she so elects, on any January 1 occurring thereafter in a lump sum or in installments. The DCP also contains a subplan that allowed certain Directors to roll over to the DCP certain payments from a retirement plan and a deferred compensation plan maintained by Amax. The DCP provides for accelerated cash distributions in the event of a Change in Control (as defined) of the Company. The Board of Directors may suspend or discontinue the DCP at any time and may amend the DCP from time to time.

     Under the Stock Compensation Plan, each Director who is not an employee of the Company, its subsidiaries or affiliates is granted an option to acquire 10,000 shares of Common Stock of the Company on the first Thursday in December following his or her election to the Board. The exercise price of the option is equal to the fair market value of the shares at the time the option is granted. All options granted vest at the rate of one-third per year and are exercisable for a period of ten years following the date of grant. Payment of the option exercise price may be made in cash, by delivery of shares of Common Stock already owned by the Director for at least six months or any combination of the foregoing. Special vesting provisions apply in the case of certain terminations of service as a non-employee Director. In addition, under current Stock Compensation Plan provisions, each non-employee Director serving as such on February 1 of each year is awarded 850 shares of Common Stock. A non-employee Director is entitled to defer receipt of any such shares. All shares so deferred are credited to a deferred stock account maintained by the Company for the benefit of the participating non-employee Director. Account balances will be distributed as soon as practicable following cessation of Board service or on January 1 over a stated number of years after cessation of Board service. Distributions under the Stock Compensation Plan will be made in the form of whole shares of Common Stock, with a cash payment for any fractional share interest. The Board of Directors may discontinue the Stock Compensation Plan at any time or may amend it from time to time. Special vesting and cash-out provisions apply to options and shares granted under the Stock Compensation Plan in the event of a Change in Control (as defined) of the Company.

     FOR INFORMATION CONCERNING A PROPOSED AMENDMENT TO THE STOCK COMPENSATION PLAN WHICH WOULD INCREASE THE NUMBER OF SHARES OF COMMON STOCK AWARDED ANNUALLY TO EACH PARTICIPANT FROM 850 SHARES TO 1,250 SHARES, SEE PAGES 24 AND 25 OF THIS PROXY STATEMENT.

     The standing Committees of the Board include, among others, the Audit Committee, the Human Resources and Compensation Committee and the Corporate Governance and Nominating Committee.

     The Audit Committee is comprised of Ms. Wexler (Chairman) and Messrs. Bonney, L. Don Brown, Huntington and MacAvoy. The principal functions of this Committee are to (i) recommend to the Board of Directors the independent public accounting firm that will conduct the annual audit of the Company's accounts;
(ii) review the nature and scope of the audit; and (iii) review the financial organization and accounting practices of the Company and the qualifications and performance of its internal auditors and its independent auditing firm. The Committee also recommends to the Board of Directors policies concerning avoidance of employee conflicts of interest and reviews the administration of such policies. The Audit Committee met three times during 1996.

     The Human Resources and Compensation Committee is comprised of Messrs. MacAvoy (Chairman), Bonney, Harold Brown and Des Marais and Ms. Wexler. The principal functions of this Committee are to (i) establish, implement and monitor the Company's program for executive development, succession planning and compensation of Executive Officers and certain other senior managerial employees of the Company and (ii) perform various administrative tasks with respect to certain employee benefit matters. In this regard, the Committee administers the Long Term Plan, the Alumax Inc. 1993 Annual Incentive Compensation Plan (as Amended and Restated and as Further Amended on October 3, 1996) (the "Annual Plan") and the Alumax Inc. Deferred Compensation Plan, as such plans pertain to Executive Officers and certain other senior managerial employees of the Company. During 1996, the Human Resources and Compensation Committee met five times.

     The Corporate Governance and Nominating Committee is comprised of Messrs. Harold Brown (Chairman), L. Don Brown, Huntington, Landau and MacAvoy. The principal functions of this Committee include, among other things, (i) screening and recommending candidates for the Board of Directors of the Company; (ii) recommending to the Board appointments to and the responsibilities of Board committees; (iii) establishing procedures for evaluation of the performance of the Chief Executive Officer by the non-employee Directors; and (iv) considering matters of corporate and social responsibility and matters related to corporate public affairs and to the Company's relations with its various stakeholders. The Committee will also consider candidates for Board membership suggested by the stockholders. Suggestions for candidates, accompanied by biographical material for evaluation, may be sent to the Vice President and Corporate Secretary of the Company at its principal executive offices. Individuals suggested as candidates should have attained a position of leadership in the candidate's field of endeavor and have demonstrated the ability to exercise sound business judgment. A candidate must also indicate a willingness to attend scheduled Board and Committee meetings. The Corporate Governance and Nominating Committee met four times in 1996.

     The Company's By-Laws provide that if a stockholder intends to nominate a candidate for election as a director, the stockholder must give written notice of his or her intention to the Vice President and Corporate Secretary of the Company. The notice must be delivered or mailed to, and received at, the principal executive offices of the Company not less than 60 nor more than 90 days before the date of a meeting of stockholders to be considered timely; provided, however, that in the event that notice to the stockholders or disclosure to the general public of the date of such meeting is given or made less than 70 days prior to the meeting, notice by a stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice or disclosure of the date of the meeting was first given or made. The notice must set forth the name and address of, and number and class of shares beneficially owned by, the stockholder and the nominee for election as a Director, the age of the nominee, the nominee's business experience during the past five years, any other directorships held by the nominee, the nominee's involvement in certain legal proceedings during the past five years and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a Director of the Company if elected.

CERTAIN TRANSACTIONS

     W. Loeber Landau, a Director of the Company, is a Partner in the law firm of Sullivan & Cromwell which, during 1996, rendered legal services to the Company and its subsidiaries.

     See also "Executive Compensation -- Executive Employment and Separation Agreements."

                               SECURITY OWNERSHIP

PRINCIPAL STOCKHOLDERS

     The following table furnishes information as to the only persons known by the Company to be the beneficial owners of more than five percent of the Company's Common Stock:

                                                                              PERCENT
NAME AND ADDRESS OF                                             NO. OF       OF CLASS
BENEFICIAL OWNER                                                SHARES      AT 12/31/96
-------------------                                             ------      -----------
FMR Corp.(A)(B)............................................    6,731,726      12.30%
82 Devonshire Street
Boston, MA 02109

Wellington Management Company, LLP(C)......................    4,659,615       8.52%
75 State Street
Boston, MA 02109

Sanford C. Bernstein & Co., Inc.(D)........................    4,113,897       7.52%
One State Street Plaza
New York, NY 10004

Norwest Corporation(E).....................................    2,788,979       5.10%
Norwest Center
Sixth and Marquette
Minneapolis, MN 55479

---------------

(A) According to information filed by FMR Corp. ("FMR") with the SEC, FMR, through its various subsidiaries, has sole voting power as to 1,041,336 shares of the Company's Common Stock, shared voting power as to 4,400 shares, sole dispositive power as to 6,727,326 shares and shared dispositive power as to 4,400 shares. Such amounts include certain shares beneficially owned by Edward C. Johnson 3rd. See Footnote B.

(B) Edward C. Johnson 3rd ("E. Johnson") is Chairman of FMR and Abigail P. Johnson ("A. Johnson") is a director of such entity. E. Johnson, A. Johnson, various family members and certain trusts form a controlling group with respect to FMR. See Footnote A. According to information filed by E. Johnson and A. Johnson with the SEC, E. Johnson has sole voting power as to 15,600 shares of the Company's Common Stock, shared voting power as to 4,400 shares, sole dispositive power as to 6,727,326 shares and shared dispositive power as to 4,400 shares. Such amounts included 20,000 shares that are owned directly by E. Johnson or are held in trusts either for the benefit of E. Johnson or an E. Johnson family member. A. Johnson has sole dispositive power with respect to 6,727,326 shares of the Company's Common Stock.

(C) According to information filed by Wellington Management Company, LLP ("WMC") with the SEC, WMC, through its subsidiary, Wellington Trust Company, N.A., has shared voting power as to 916,600 shares of the Company's Common Stock and shared dispositive power as to 4,659,615 shares.

(D) According to information filed by Sanford C. Bernstein & Co., Inc. ("Bernstein") with the SEC, Bernstein has sole voting power as to 2,291,563 shares of the Company's Common Stock, shared voting power as to 445,051 shares and sole dispositive power as to 4,113,897 shares.


(E) According to information filed by Norwest Corporation ("Norwest") with the SEC, Norwest and certain of its subsidiaries have sole voting power as to 2,489,303 shares of the Company's Common Stock, shared voting power as to 3,265 shares, sole dispositive power as to 2,783,558 shares and shared dispositive power as to 2,962 shares.

SECURITIES OWNED BY MANAGEMENT

     The following table sets forth information concerning the beneficial ownership of Common Stock held, as of March 14, 1997, by each of the Company's Directors, each of the Executive Officers named in the Summary Compensation Table who are not directors and all Directors and Executive Officers as a group. No Director or Executive Officer owns more than one percent of the outstanding Common Stock. All Directors and Executive Officers as a group are the beneficial owners of approximately 2.0 percent of the outstanding Common Stock, including shares that may be acquired by them through the exercise of stock options that are, or within 60 days of March 14, 1997 will become, exercisable. Unless indicated otherwise, all shares are held directly, with each person having sole voting and dispositive power with respect to the Common Stock owned beneficially by such person.

                                                          NUMBER OF SHARES
                                                            BENEFICIALLY              SHARES
                                                             OWNED AS OF            ACQUIRABLE
                                                          MARCH 14, 1997(A)      WITHIN 60 DAYS(B)
DIRECTORS:                                                -----------------      -----------------
Allen Born..............................................       211,480(C)             466,826
J. Dennis Bonney........................................         1,850(D)                   0
Harold Brown............................................        12,760(C)(D)           10,000
L. Don Brown............................................         3,486(D)               6,666
Pierre Des Marais II....................................         8,788(D)              10,000
James C. Huntington, Jr.................................         6,719(D)              10,000
W. Loeber Landau........................................        22,363(D)              10,000
Paul W. MacAvoy.........................................        22,077(D)              10,000
George P. Stoe..........................................        11,741(C)              28,600
Anne Wexler.............................................         5,295(D)               6,666

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:
Lawrence B. Frost.......................................        26,322(C)              52,832
Eugene R. Greenberg.....................................         5,705                      0
Jay M. Linard...........................................         8,966(C)                   0
All Directors and Executive Officers as a group,
  including those named above (20 persons)..............       400,539                724,640

---------------

(A) Includes shares allocated to the individual accounts of Executive Officers under the Alumax Inc. Thrift Plan for Salaried Employees.


(B) Represents shares that could be acquired within 60 days after March 14, 1997 through the exercise of stock options.


(C)  Includes the following number of shares held indirectly in trust form:
     86,565 for Mr. Born; 106 for Mr. Harold Brown; 3,000 for Mr. Stoe; 6,391 for Mr. Frost; and 3,397 for Mr. Linard.


(D) Includes the following number of shares held under the DCP and/or the Stock Compensation Plan: none for Mr. Bonney; 12,654 for Mr. Harold Brown; 3,486 for Mr. L. Don Brown; 6,088 for Mr. Des Marais; 5,019 for Mr. Huntington; 21,863 for Mr. Landau; 21,678 for Mr. MacAvoy; and 4,795 for Ms. Wexler.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and Executive Officers and the beneficial owners of more than ten percent of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Because of the complexity of the reporting rules, the Company has assumed responsibility for preparing and filing all reports required to be filed under Section 16(a) by the

Directors and Executive Officers. The Company believes that during the last fiscal year all Section 16(a) filing requirements applicable to its Directors and Executive Officers were complied with, except that the Form 3 filed on behalf of Jay M. Linard, a Vice President of the Company, failed to include certain shares of Common Stock awarded to him under the Long Term Plan. Once the omission was discovered, an amendment was promptly filed.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation paid during each of the last three years to the Company's Chief Executive Officer and the four other most highly compensated Executive Officers of the Company, based on salary and bonus earned in respect of the 1996 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                                         --------------------------------   ---------------------------------------
                                                                            RESTRICTED   SECURITIES
                                                             OTHER ANNUAL     STOCK      UNDERLYING     ALL OTHER
            NAME AND                     SALARY     BONUS    COMPENSATION     AWARDS       OPTIONS     COMPENSATION
            POSITION              YEAR     ($)       ($)        ($)(A)        ($)(B)     (SHARES)(C)      ($)(D)
            --------              ----   -------   -------   ------------   ----------   -----------   ------------
Allen Born......................  1996   800,000   797,100      39,602       670,000       687,800       101,693
Chairman and CEO(E)               1995   750,000   504,900           0       563,750        65,000        84,914
                                  1994   750,000   450,000      28,443       494,563       147,200        84,766
George P. Stoe..................  1996   218,500   181,400     266,865       130,650        34,200        25,715
Executive Vice President(F)       1995   190,000   133,500           0        93,500        17,400        16,012
                                  1994   161,166   127,969           0        76,875        28,600        13,239
Lawrence B. Frost...............  1996   235,900   156,900       7,236       100,500        20,900        43,172
Senior Vice President and         1995   220,500   105,300           0        82,500        13,600        36,333
Chief Financial Officer(G)        1994   199,000   122,400           0        53,813        22,000        31,898
Eugene R. Greenberg(H)..........  1996   190,949   156,500      31,037        87,100        29,375        17,559
Vice President
Jay M. Linard(H)................  1996   203,317   134,300           0        87,100        14,375        17,978
Vice President

---------------

(A) "Other Annual Compensation" consists of amounts paid by the Company for relocation expenses and/or taxes on certain non-cash compensation. The dollar value of perquisites and other personal benefits for each of the named Executive Officers was less than established reporting thresholds, except for Mr. Stoe who, in 1996, received total perquisites of $63,758, including $53,000 for club initiation fees.

(B) Amounts for 1996, 1995 and 1994 represent the value attributable to performance-based restricted stock units awarded under the Long Term Plan. Each such unit is equivalent to one share of Common Stock. The units have been valued using the closing price of the Common Stock on the New York Stock Exchange on the date of the award. At December 31, 1996, the number and value of the units held by the Executive Officers shown in the table above, using for valuation purposes the closing price of the Common Stock on the New York Stock Exchange on such date, were as follows: Mr.
     Born -- 59,800 units valued at $2,003,300; Mr. Stoe -- 10,300 units valued at $345,050; Mr. Frost -- 8,100 units valued at $271,350; Mr.
     Greenberg -- 2,600 units valued at $87,100; and Mr. Linard -- 2,600 units valued at $87,100. Holders of restricted stock units have been granted dividend equivalents which entitle them to receive dividends at the same time and at the same rate as holders of the Common Stock.

(C) The amounts shown in this column represent the number of non-qualified stock options granted under the Long Term Plan, including the grant of 687,800 non-qualified stock options to Mr. Born in December 1996 pursuant to his amended employment agreement. For additional information concerning Mr. Born's employment agreement, see "Executive Employment and Separation Agreements."

(D) The amounts shown in this column for 1996 represent (i) Company matching contributions on behalf of the named Executive Officers to the Alumax Inc. Thrift Plan for Salaried Employees, as well as amounts credited to the accounts of such Executive Officers under the Alumax Inc. Excess Benefit Plan

     (the "Excess Plan") described below, (ii) above market interest earned on deferred compensation under a terminated plan, (iii) life insurance premiums paid by the Company on behalf of Messrs. Stoe, Greenberg and Linard under the Company's group term life insurance program, and split dollar insurance premiums paid by the Company on behalf of Messrs. Born and Frost and (iv) disability insurance premiums paid by the Company on behalf of the named Executive Officers. The table below sets forth this information in greater detail.

                                                             ABOVE MARKET           LIFE       DISABILITY
                                         THRIFT PLAN          INTEREST ON         INSURANCE    INSURANCE
  NAME                                  CONTRIBUTIONS    DEFERRED COMPENSATION    PREMIUMS      PREMIUMS
  ----                                  -------------    ---------------------    ---------    ----------
  Allen Born........................       $36,000              $    0             $51,016       $14,677
  George P. Stoe....................         9,833               5,869               4,368         5,645
  Lawrence B. Frost.................        10,616               8,402              17,180         6,974
  Eugene R. Greenberg...............         8,593                   0               3,921         5,045
  Jay M. Linard.....................         9,149                   0               3,968         4,861

(E) Mr. Born has an employment agreement with the Company which expires on December 31, 1999 and which establishes his minimum annual base salary at $800,000, subject to periodic review. The agreement also provides for grants of stock options and stock units. For additional information concerning Mr. Born's employment agreement, see "Executive Employment and Separation Agreements."

(F)  Mr. Stoe resigned on March 5, 1997.

(G) Mr. Frost served as Vice President and Treasurer of the Company from November 1993 to April 1994 and Senior Vice President and Chief Financial Officer from May 1994 to February 1997. He was elected Executive Vice President and Chief Financial Officer of Alumax in March 1997. For information concerning certain stock options and stock units granted to Mr. Frost pursuant to his agreement with Amax and the Company, see "Executive Employment and Separation Agreements."

(H) Mr. Greenberg and Mr. Linard each joined the Company in 1996, and each was elected a Vice President of Alumax in December of that year.

EXECUTIVE EMPLOYMENT AND SEPARATION AGREEMENTS.

     The Company has an employment agreement with Mr. Born which became effective November 15, 1993 and which was amended and restated on December 5, 1996, all as described below. The agreement, as so amended and restated, provides for Mr. Born's employment through December 31, 1999, unless terminated by either party. Among other things, in consideration of Mr. Born's waiver of a $5.2 million cash payment for severance and pension credit benefits due under a prior employment agreement with Amax, the agreement also provides for the grant to Mr. Born directly, and not pursuant to the Long Term Plan, of options to purchase 532,712 shares of Common Stock at a per share exercise price of $23.6115 and stock units to be paid out in the form of 113,673 shares of Common Stock valued at $23.6115 per share. Such options and units vest over a five-year period beginning November 15, 1994 at the rate of 20 percent per year, but will vest earlier in the event of Mr. Born's death or disability (as defined) or his retirement at age 65 or, with the Company's approval, after age 62; a Change in Control (as defined) of the Company; or a termination of Mr. Born's employment by the Company without cause (as defined) or by Mr. Born with good reason (as defined). Mr. Born will forfeit all such options and units that have not vested if his employment is terminated by the Company for cause or by Mr. Born without good reason.

     The Company also made similar awards of options and units to Mr. Frost and to Helen M. Feeney, former Amax executives who were elected Vice President and Treasurer and Vice President and Corporate Secretary, respectively, of the Company at the time Alumax became an independent, public corporation and who agreed to the cancellation without payment of rights which they may have had under severance policies of Amax. The awards were made on terms substantially similar to those described in the paragraph above and provide for grants of options covering 51,388 shares of Common Stock and stock units for 10,962 shares of

Common Stock in the case of Mr. Frost and options covering 39,250 shares of Common Stock and stock units for 8,374 shares of Common Stock in the case of Mrs. Feeney.

     In consideration of Mr. Born's consent to extend his employment to December 31, 1999, his employment agreement, which otherwise would have expired in December 1996, was amended and restated on December 5, 1996. The agreement, as so amended and restated, establishes Mr. Born's minimum annual base salary of $800,000 after January 1, 1997, subject to periodic review, and also provides for an additional grant of options to purchase 687,800 shares of Common Stock under the Long Term Plan which are exercisable for a term of six years from date of grant at the following times and prices: (i) 229,267 shares become exercisable on November 15, 1997, at a per share exercise price of $32.125 (the closing price of the Common Stock on the New York Stock Exchange on December 5,
1996); (ii) 229,267 shares become exercisable on November 15, 1998, at a per share exercise price of $36.125; and (iii) the remaining 229,266 shares become exercisable on November 15, 1999, at a per share exercise price of $40.125. The additional stock options will vest earlier in the event of Mr. Born's death or disability (as defined); termination of Mr. Born's employment by the Company without cause (as defined) or by Mr. Born with good reason (as defined); or a Change in Control (as defined) of the Company. Mr. Born will forfeit all such additional stock options that have not vested if he retires before December 31, 1999, unless the Company's Board of Directors, in its sole discretion and without taking into account any vote of Mr. Born, approves the immediate (or future) vesting of such additional options upon any such retirement; or termination of Mr. Born's employment by the Company with cause (as defined) or by Mr. Born other than with good reason (as defined).

     The agreement with Mr. Born also provides for a supplemental pension benefit under the Retirement Plan for Salaried Employees of Alumax Inc. and its Subsidiaries (the "Pension Plan") and the Excess Plan equal to the difference between (a) the actual benefits to be received under such plans and (b) the benefits he would have received under such plans if the period from September 15, 1981 through May 31, 1985 (when he was not an employee of Amax) were included in his years of credited service under these plans. To compensate Mr. Born for deferring his retirement and the reduced benefits resulting from such deferral, as well as a loss of benefits associated with Mr. Born's mandatory receipt of benefits under the defined benefit plans sponsored by Amax, the agreement with Mr. Born was amended to further provide that the Company will pay Mr. Born the lump sum of $1,175,876 at the time of expiration of the Period of Employment (as defined) on December 31, 1999, in addition to, and without offset of, the benefits otherwise payable to him. Such additional pension payment will be made on a prorated basis in the event of Mr. Born's death or disability (as defined); termination of Mr. Born's employment by the Company without cause (as defined) or by Mr. Born with good reason (as defined); or a Change in Control (as defined) of the Company. Mr. Born will forfeit the additional pension payment if his employment is terminated by the Company with cause (as defined) or by Mr. Born without good reason (as defined); or if Mr. Born retires prior to December 31, 1999, unless the Company's Board of Directors, in its sole discretion, and not taking into account any vote of Mr. Born, approves such retirement and prorated payment of the additional pension payment.

     The employment agreement with Mr. Born provides that he will be paid termination compensation if his employment is terminated by the Company without cause (as defined) or if he terminates employment for good reason (as defined). Such termination compensation includes (i) a cash payment based upon Mr. Born's annual salary plus the target award under the Company's Annual Plan; (ii) a pro rata portion of certain previously granted incentive compensation awards, determined on the assumption that all applicable targets have been met; (iii) maintenance of all insurance plans in effect for Mr. Born until December 31, 1999, or until the commencement of equivalent benefits from a new employer; and
(iv) for a period terminating one year after the date of termination of employment, payment of benefits equivalent on an after-tax basis to the benefits Mr. Born would have received under all employee benefit and executive compensation plans (other than stock option and incentive plans) in which he was participating immediately prior to termination, as if he had received credit for age and service under such plans during such period following termination. In the event that any such termination payment or benefits pursuant to the agreement (together with any payments under any other plans, policies or arrangements) are subject to excise tax under Federal tax laws, the Company will increase Mr. Born's termination payment to the extent necessary to restore him to the same after-tax position as he would have had if the excise tax had not been imposed.

     The Company has adopted a corporate separation policy applicable to Executive Officers (other than Mr. Born) and certain other key employees designated by the Chief Executive Officer that provides for termination compensation, but at lower amounts and for varying periods than the termination compensation described in the paragraph above.

PENSION BENEFITS

     The Pension Plan is a defined benefit retirement plan with pensions paid in accordance with a formula based upon final pay and service. Participants become entitled to accrued benefits under the Pension Plan after they complete five years of continuous service. Accrued benefits are determined on the basis of a participant's years of credited service, which includes all continuous service prior to his or her normal retirement date. The basic benefit formula provides an annual retirement allowance equal to 1 7/8 percent of the average of the participant's three highest annual rates of compensation prevailing on January 1 during any of the last ten years of credited service multiplied by the number of years of credited service up to and including ten years, plus 1 3/4 percent of such average multiplied by the number of years of credited service over ten years, less certain adjustments for Social Security benefits, with a minimum benefit of $21 per month multiplied by the number of years of credited service. In those cases where the amounts payable under the Pension Plan exceed the annual pension limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"), such excess will be paid from the Excess Plan.

     The table below shows the estimated annual retirement benefits, before any applicable offset for Social Security benefits, that would be payable to participants in the Pension Plan at normal retirement (age 65) on a straight life annuity basis. Optional forms of benefit payments are available. Benefits payable under the Pension Plan are also subject to reduction to the extent that participants receive payments pursuant to certain Company (or Amax) sponsored pension or retirement plans that have been suspended, discontinued or otherwise terminated and in certain other circumstances. As noted above, benefits under the Pension Plan are limited to the extent prescribed by the Code, and any amounts in excess of such limitations will be paid pursuant to the Excess Plan. Accordingly, the amounts shown in the table reflect the aggregate of payments under both the Pension Plan and the Excess Plan.

                               PENSION PLAN TABLE

       HIGHEST                                        ESTIMATED ANNUAL PENSION FOR
     THREE-YEAR                                 REPRESENTATIVE YEARS OF CREDITED SERVICE
       AVERAGE         -------------------------------------------------------------------------------------------
    COMPENSATION          5          10         15         20         25          30           35           40
    ------------          -          --         --         --         --          --           --           --
$ 250,000............  $ 23,438   $ 46,875   $ 68,750   $ 90,625   $112,500   $  134,375   $  156,250   $  178,125
   500,000...........    46,875     93,750    137,500    181,250    225,000      268,750      312,500      356,250
   750,000...........    70,313    140,625    206,250    271,875    337,500      403,123      468,750      534,375
 1,000,000...........    93,750    187,500    275,000    362,500    450,000      537,500      625,000      712,500
 1,250,000...........   117,188    234,375    343,750    453,125    562,500      671,875      781,250      890,625
 1,500,000...........   140,625    281,250    412,500    543,750    675,000      806,250      937,500    1,068,750
 1,750,000...........   164,063    328,125    481,250    634,375    787,500      940,625    1,093,750    1,246,875
 2,000,000...........   187,500    375,000    550,000    725,000    900,000    1,075,000    1,250,000    1,425,000

     At December 31, 1996, the years of credited service under the Pension Plan for Messrs. Born, Stoe, Frost, Greenberg and Linard were 30 years, 27 years, 24 years, 1 year and 1 year, respectively. For purposes of determining benefits under the Pension Plan, covered compensation for each of these individuals includes the amounts shown in the "Salary" and "Bonus" columns of the Summary Compensation Table with certain minor adjustments.

     The Company entered into agreements with Messrs. Frost and Stoe that provide for supplemental benefits under the Excess Plan as a result of the inclusion of certain periods of service with a prior employer, which was acquired by the Company in 1983, offset by benefits to be received under the Pension Plan and the pension program of such prior employer. The years of credited service under the Pension Plan for Messrs. Frost and Stoe, as indicated above, include these periods of service with such prior employer. In addition, the years of credited service under the Pension Plan shown above for Mr. Born includes the period from September 15, 1981 through May 31, 1985 (when he was not an employee of Amax) as required by the terms of his employment agreement, as discussed above.

EXECUTIVE COMPENSATION PLANS

     The following tables show the forms and amounts of awards made to certain persons and groups under the Company's executive compensation plans in respect of the 1996 fiscal year.

  Option Grants in the Last Fiscal Year

     The following table sets forth certain information concerning non-qualified stock options granted by the Company to Mr. Born pursuant to his employment agreement and to Messrs. Frost, Greenberg, Linard and Stoe under the Long Term Plan during the 1996 fiscal year. The data in the column shown below relating to the hypothetical grant date present value of stock options granted in 1996 are presented pursuant to SEC rules and are calculated under the modified Black-Scholes Model for pricing options. The Company is not aware of any model or formula which will determine with reasonable accuracy a present value for stock options based on future unknown factors. The actual amount, if any, realized upon the exercise of stock options will depend upon the market price of the Company's Common Stock relative to the exercise price per share of the Company's Common Stock of the stock option at the time the stock option is exercised. There is no assurance that the hypothetical grant date present values of the stock options reflected in this table actually will be realized.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                           NUMBER OF      PERCENT OF
                                           SECURITIES       TOTAL
                                           UNDERLYING      OPTIONS       EXERCISE                GRANT DATE
                                 GRANT      OPTIONS     GRANTED TO ALL    PRICE     EXPIRATION     PRESENT
NAME                              DATE     GRANTED(A)    EMPLOYEES(B)     ($/SH)     DATE(C)     VALUE($)(D)
----                            --------   ----------   --------------   --------   ----------   -----------
Allen Born....................  12/05/96    229,267          17.4%        32.125     12/05/02     1,795,350
                                12/05/96    229,267          17.4%        36.125     12/05/02     1,428,637
                                12/05/96    229,266          17.4%        40.125     12/05/02     1,134,524
George P. Stoe................  12/05/96     34,200           2.6%        32.125     12/05/06       312,232
Lawrence B. Frost.............  12/05/96     20,900           1.6%        32.125     12/05/06       190,808
Eugene R. Greenberg...........  03/07/96     15,000           1.1%        34.250     03/07/06       161,875
                                12/05/96     14,375           1.1%        32.125     12/05/06       131,238
Jay M. Linard.................  12/05/96     14,375           1.1%        32.125     12/05/06       131,238

---------------

(A) Options granted in 1996, excluding options granted to Mr. Born, are exercisable upon vesting two years after the grant date. For information relating to vesting of Mr. Born's options, see "Executive Employment and Separation Agreements."

(B)  Based on 1,315,350 options granted in total during the 1996 fiscal year.

(C) Except for the options granted to Mr. Born, vested options are exercisable for ten years after the grant date, subject to earlier termination in certain events related to termination of employment.

(D) The hypothetical present values on the grant date are calculated under the modified Black-Scholes Model, which is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in hypothesizing an option's present value. Factors used to value the above options include the Common Stock's expected volatility rate (30.57 percent with respect to the options granted on December 5, 1996 and 35.89 percent with respect to options granted on March 7, 1996); expected risk-free rate of return (6.08 percent with respect to the options granted on December 5, 1996 and 5.99 percent with respect to the options granted on March 7, 1996); expected dividend yield (3.0 percent with respect to all options); projected time of exercise (7 years with respect to options having a ten year term and 4 years with respect to options having a six year term); and projected risk of forfeiture over the vesting period (5 percent per year or 10 percent in total with respect to all options, with the exception of those awarded to Mr. Born, and 4.72 percent, 9.72 percent and 14.72 percent with respect to the options awarded to Mr. Born which have exercise prices of $32.125, $36.125 and $40.125 and vest on November 15, 1997, November 15, 1998 and November 15, 1999, respectively).

  Fiscal Year-End Option Values

     The following table sets forth certain information concerning the number and value of exercisable and unexercisable stock options granted under the Long Term Plan at December 31, 1996 to each of the persons named in the Summary Compensation Table. Data with respect to Mr. Born also includes options awarded to him pursuant to his employment agreement and, with respect to Mr. Frost, options granted to him pursuant to his agreement with Amax and the Company. THE VALUE OF EXERCISABLE AND UNEXERCISABLE IN-THE-MONEY STOCK OPTIONS AT DECEMBER 31, 1996 SHOWN BELOW IS PRESENTED PURSUANT TO SEC RULES. THE ACTUAL AMOUNT, IF ANY, REALIZED UPON EXERCISE OF STOCK OPTIONS WILL DEPEND UPON THE MARKET PRICE OF THE COMPANY'S COMMON STOCK RELATIVE TO THE PER SHARE EXERCISE PRICE OF THE STOCK OPTION AT THE TIME SUCH OPTION IS EXERCISED. THERE IS NO ASSURANCE THAT THE VALUES OF EXERCISABLE AND UNEXERCISABLE IN-THE-MONEY STOCK OPTIONS REFLECTED IN THIS TABLE WILL BE REALIZED.

                         FISCAL YEAR-END OPTION VALUES

                                                                                   VALUE OF EXERCISABLE
                                                    NUMBER OF SECURITIES             AND UNEXERCISABLE
                                                   UNDERLYING EXERCISABLE              IN-THE-MONEY
                                                   AND UNEXERCISABLE STOCK           STOCK OPTIONS AT
                                                 OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END($)(A)
                                                 ---------------------------    ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------    -----------   -------------
Allen Born.....................................    466,826        965,886        4,172,626      2,447,038
George P. Stoe.................................     28,600         51,600          197,625         53,550
Lawrence B. Frost..............................     52,832         55,056          456,428        237,137
Eugene R. Greenberg............................          0         29,375                0         19,766
Jay M. Linard..................................          0         14,375                0         19,766

---------------

         (A)
     Based on a price of $33.50, which represents the per share closing price of the Common Stock on the New York Stock Exchange on December 31, 1996.

  Performance-Based Restricted Stock Units Awarded in the Last Fiscal Year

     The table below indicates the number and value of performance-based restricted stock units (with dividend equivalents) awarded in the 1996 fiscal year under the Long Term Plan to each of the persons named in the Summary Compensation Table. Each unit is equivalent to one share of Common Stock. Units ordinarily vest after a ten-year service period. Accelerated vesting and payment of all or a portion of the units may occur on completion of a three-year performance period ending December 31, 1998, provided that certain performance goals established by the Human Resources and Compensation Committee of the Board of Directors for such period based on corporate cumulative net income are achieved. To the extent these goals are not met and accelerated vesting does not occur, the units vest and will be paid out on completion of the ten-year service period. The value attributable to units awarded in 1996 to each of the persons named in the Summary Compensation Table is reflected in the "Restricted Stock" column for 1996 of such Table.

    PERFORMANCE-BASED RESTRICTED STOCK UNITS AWARDED IN THE LAST FISCAL YEAR

                                                                 NUMBER OF           VALUE
                                                              RESTRICTED STOCK     OF UNITS
NAME                                                           UNITS AWARDED     AWARDED($)(A)
----                                                          ----------------   -------------
Allen Born(B)...............................................       20,000           670,000
George P. Stoe..............................................        3,900           130,650
Lawrence B. Frost(C)........................................        3,000           100,500
Eugene R. Greenberg.........................................        2,600            87,100
Jay M. Linard...............................................        2,600            87,100

---------------

(A) Based on a price of $33.50, which represents the per share closing price of the Common Stock on the New York Stock Exchange on the date of award.

(B) Does not include data pertaining to stock units awarded to Mr. Born pursuant to his employment agreement. See "Executive Employment and Separation Agreements."

(C) Does not include data pertaining to stock units awarded to Mr. Frost pursuant to his agreement with Amax and the Company. See "Executive Employment and Separation Agreements."

REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE ON EXECUTIVE
COMPENSATION

  Compensation Policies Applicable to Executive Officers

     The Human Resources and Compensation Committee of the Board of Directors (the "Committee"), comprised entirely of outside Directors who are not former or current officers or employees of the Company or any of its subsidiaries, is responsible for establishing, implementing, administrating and monitoring the Company's strategy, policies and plans for executive development, succession planning and compensation. The Company's strategy is to (i) attract high-caliber managerial and technical talent at both the entry and mid-career levels to meet the organization's human resources needs, (ii) assess and develop such talent to succeed to key positions throughout the Company and its subsidiaries, (iii) select and retain top-performing executives at the corporate level and in each of the subsidiaries, (iv) provide compensation opportunities that are fair and competitive with those provided by comparable organizations, as well as cost-effective and tax efficient, and (v) motivate and reward its executives based on corporate, subsidiary, business unit and individual annual and long-term business performance, strategic progress and the creation of stockholder value.

     In accordance with its responsibilities, at the beginning of the year, the Committee reviews the Company's overall corporate mission, strategy and objectives. These form the basis both for supporting corporate, subsidiary and business unit annual profit plan goals which are subject to Board and Committee review and approval at year-start, and for Executive Officer performance initiatives. Based on this review, the Committee, in its sole discretion, determines the Company's total compensation structure for the year, including the elements and level of compensation opportunities and the variable portion of "at risk" pay for performance and equity participation in light of industry conditions and marketplace pay levels and practices. At year-end, results achieved and strategic progress at the corporate, subsidiary, business unit and individual levels are assessed by the Committee, relative to previously approved goals, taking into consideration prevailing economic and business conditions and opportunities, performance by comparable organizations, and stockholder value.

     In establishing the Company's executive compensation structure and program, the Committee also takes into account current market data and compensation trends for comparable companies, evaluates corporate performance relative to a selected peer group, and considers the overall effectiveness of the program in measuring and rewarding desired performance levels.

     The Committee has been assisted in its review and evaluation by Pearl Meyer & Partners, Inc., executive compensation consultants retained by the Committee to serve as outside experts in the discharge of its responsibilities. The consultants provide data to the Committee with respect to the compensation paid to Chief Executive Officers and other Executive Officers of comparable organizations as well as information on current and evolving practices. Compensation levels for Executive Officers are benchmarked to the outside market utilizing information drawn from a direct survey conducted by the outside consultants and from proxy materials of the comparator companies, including (i) the three major aluminum companies that comprise the Standard & Poor's Aluminum Index appearing in the Common Stock Performance Graph, (ii) two other major aluminum businesses and (iii) other organizations of similar size in related industries regarded as the marketplace for critical management talent at Alumax. Based on this information, the Committee evaluates the reasonableness, fairness and competitiveness of the Company's executive compensation program.

     Total compensation for target performance is generally positioned in the mid-range of the comparator group with salaries and variable annual incentives which are below average and equity-based, long-term incentive opportunities which are at average. Therefore, actual annual and long-term compensation levels, which are based on performance relative to aggressive goals, will vary from year to year below and above those of the comparator group.

     The compensation program for the Company's Chief Executive Officer and other Executive Officers is comprised of three major elements:

     1. Base salaries: Ranges are established relative to the competitive marketplace at the appropriate level. Placement within base salary ranges reflects the individual performance and contribution of each Executive Officer to the business, the level of the executive's experience and overall corporate financial circumstances. Base salaries are generally subject to annual review for adjustment by the Committee. Recommendations are provided by the Chief Executive Officer after an annual performance evaluation of each executive. The salary of the Chief Executive Officer was set pursuant to the terms of an employment contract which was entered into at the time the Company became an independent, public corporation in November 1993, was amended in December 1996 and is described under "Executive Employment and Separation Agreements." The contract provides for a minimum salary that is subject to future review and possible upward adjustment by the Committee. The Chief Executive Officer's salary, which had not been adjusted since November 1993, was increased in December 1995 to an annual rate of $800,000, effective January 1, 1996, representing a total increase of 6.6 percent over three years.

     2. Annual incentive: Executive Officers participate in the Annual Plan under which annual incentive awards are generally made in cash. Each Executive Officer is assigned performance goals based on assigned position responsibilities and an annual incentive range. For the named Executive Officers, 1996 targeted awards ranged from 40 percent to 60 percent of base salary, with the latter percentage applicable only to the Chief Executive Officer. For 1996, performance goals included corporate net income for all Executive Officers and subsidiary or business unit earnings from operations for those Executive Officers who also have subsidiary or business unit responsibilities. Achievements related to individual, subsidiary and/or business unit performance goals were included in 1996 annual incentive determinations for Executive Officers other than the Chairman and the Executive Vice President, whose annual incentives are based 100 percent on corporate net income performance. Performance weightings for other Executive Officers ranged from 40 percent to 50 percent on corporate net income and 50 percent to 60 percent on individual, subsidiary and/or business unit performance goals.

     The Committee set highly aggressive performance goals for 1996 annual incentive awards, and Executive Officers, including the CEO, received annual incentive awards, which on average exceeded target, in recognition of Company performance well in excess of its financial goals. The Committee believes that public disclosure of the various performance and financial goals set under the Annual Plan in respect of the 1996 fiscal year would adversely affect the Company's competitive posture and, for this reason, such information has been omitted from this report.

     1996 was a good performance year for Alumax despite falling market prices for aluminum. The Company generated record sales of approximately $3.2 billion on record aluminum shipments of approximately 1.1 million metric tons. While operating earnings declined, primarily due to lower aluminum prices and higher raw material costs, net earnings for 1996 totalled $250.0 million as compared to net earnings of $237.4 million for 1995. The 1996 and 1995 results represent the Company's third and fourth most profitable years since its incorporation in 1973. Total stockholders' equity exceeded $1.6 billion at December 31, 1996, up almost

50 percent since the Company became an independent, public corporation. Alumax also reduced its ratio of total debt to invested capital from 38 percent at year-end 1995 to 30 percent at year-end 1996.

     3. Equity participation: Grants in the form of stock options and long-term performance-based stock awards are designed to strengthen the coincidence of interest of Executive Officers and the Company's stockholders in the Company's growth in real value over the long term. Stock options, which were awarded to Executive Officers under the Long Term Plan, are exercisable, subject to vesting, for ten years from date of grant and vest 100 percent two years from date of grant, after which they are exercisable during the remaining eight years of future service.

     Stock option grants are generally made annually to Executive Officers, including the Chief Executive Officer, at option prices equal to 100 percent of fair market value at the date of grant. Stock option grants, as well as long-term performance related stock award opportunities granted to Executive Officers, are made by the Committee on a discretionary basis within a guideline range that takes into account the position responsibilities of each individual Executive Officer and competitive practice. Such grants reflect the relative value of the individual's position, as well as the current performance, continuing contribution and prospective impact of the Executive Officer on the Company's future success and creation of long term stockholder value. The Committee does not consider stock holdings, prior option grants or the appreciation thereon when making future option award determinations.

     Long-term performance-related stock ownership opportunities, which provide executives with an immediate "at risk" equity interest in the Company, are generally granted annually to Executive Officers, including the Chief Executive Officer, under the Company's Long Term Plan, with such grants in the form of performance-based restricted stock units with dividend equivalents ("PARS"). All, a portion or none of the PARS may be earned out earlier than their ten year vesting period in shares of Common Stock upon completion of successive three-year performance periods to the extent that predetermined objectives have been attained. The Committee established corporate cumulative net income objectives for the performance period ending December 31, 1998 in connection with PARS awards made in March 1996. The Committee believes, however, that public disclosure of such forecast results would adversely affect the Company's competitive posture and, for this reason, such information has been omitted from this report. Such awards may be deferred, accelerated or otherwise adjusted in the sole discretion of the Committee based on strategic and comparative performance assessment or other factors deemed relevant by the Committee. As an incentive for the Executive Officers to remain in the employ of the Company, earnout of those shares not accelerated by performance, if any, is contingent upon completion of an additional seven years of future service. Such shares may be delivered on an accelerated basis or forfeited as determined by the Committee in the event of certain terminations.

     Like stock option grants, PARS awards are made by the Committee within a guideline range that takes into account the position responsibilities, current performance and future potential of each individual Executive Officer, including the Chief Executive Officer, and competitive practice. The Committee does not consider stock holdings, prior option and PARS grants or the appreciation thereon when making PARS award determinations.

  Tax Considerations

     As noted above, the Company's executive compensation strategy is to be cost-effective and tax efficient. Section 162(m) of the Code limits the tax deduction to $1 million for compensation paid to the named proxy officers unless certain requirements are met. One of the requirements is that compensation over $1 million must be based upon attainment of performance goals approved by stockholders. The Annual Plan and the Long Term Plan, which were approved by stockholders at the 1995 Annual Meeting, are designed to meet these requirements. The Committee's policy is to preserve corporate tax deductions attributable to the compensation of certain executives while maintaining flexibility to approve, when appropriate, compensation arrangements which it deems to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility.

  Basis for the Compensation of the Chief Executive Officer

     The Chief Executive Officer participates in the Company's executive compensation program discussed above on substantially the same basis as other participants. It should be noted that all the Executive Officers of the Company, including the Chief Executive Officer, participate in the same program for base salary, annual incentive and stock option grants as middle and lower-level management, professional and salaried employees of the Company and its subsidiaries.

     Approximately 66 percent of the Chief Executive Officer's total compensation at target performance is based on corporate financial performance as measured by annual and long-term net income and on total return to stockholders as measured by stock price appreciation.

     The Chief Executive Officer was employed by Alumax's predecessor, Amax. He became employed by Alumax at the time it became an independent, public corporation under an employment agreement entered into in November 1993 and amended in December 1996, the terms of which are described separately under "Executive Employment and Separation Agreements." As noted earlier, the Chief Executive Officer's salary from Alumax is determined under his employment contract. That contract permitted him also to serve as Vice Chairman of the Board of Cyprus Amax Minerals Company until November 1996 and took into account the compensation received from Cyprus Amax Minerals Company until such date.

     Under the Chief Executive Officer's leadership in 1996, Alumax met or exceeded its objectives and took further steps to position the Company as a major factor in the aluminum industry. During 1996, significant progress was made in implementing the Company's strategic plan to strengthen its balance sheet, enhance stockholder value and position the Company for future growth. In addition to the acquisition of Cressona Aluminum Company in January 1996, asset dispositions totalled $495.9 million for the year and generated after-tax gains of $140.4 million. These transactions, coupled with the acquisition of Cressona, have served to reduce the Company's exposure to the domestic building and construction market and increase its presence in the higher growth transportation and distribution sectors.

     As previously indicated, the Chief Executive Officer's salary, which had not been adjusted since 1993, was increased in December 1995 to an annual rate of $800,000, effective January 1, 1996. With respect to 1996, he received an annual incentive award of $797,100 in recognition of the Company's strong performance. PARS were granted at guideline levels. In addition, the Chief Executive Officer received a special "Additional Option" grant in consideration of his agreement to extend his employment to December 31, 1999. The Additional Option grant of 687,800 shares has a six-year term, vests at the rate of one-third per annum and is exercisable as to one-third at $32.125 per share (the closing price of the Common Stock on the New York Stock Exchange at the date of grant), one-third at a premium of $4.00 per share and one-third at a premium of $8.00 per share over the closing price at date of grant.

     As the Company moves forward in its efforts to create stockholder value in the years ahead, the Committee will continue to review, monitor and evaluate the Company's program for executive compensation to assure that it is internally effective in support of the Company's strategy, is competitive in the marketplace to attract, retain and motivate the talent needed to succeed, and appropriately rewards performance on behalf of the Company's stockholders.

     Members of the Human Resources and Compensation Committee:

     Paul W. MacAvoy, Chairman
     J. Dennis Bonney
     Harold Brown
     Pierre Des Marais II
     Anne Wexler

                         COMMON STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return on $100 invested on November 4, 1993 in each of the Common Stock of the Company, the Standard & Poor's 500 Index and the Standard & Poor's Aluminum Index. The return of the Standard & Poor's indices is calculated assuming reinvestment of dividends. The Company has not paid any Common Stock dividends to date. The graph covers a period commencing November 4, 1993, when the Company's Common Stock began trading on the New York Stock Exchange on a "when issued" basis. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                                            Standard &         Standard &
         Measurement Period                                 Poor's 500           Poor's
        (Fiscal Year Covered)            Alumax Inc.          Index          Aluminum Index
11/4/93                                          100.00            100.00            100.00
12/31/93                                         116.20            102.20            103.50
12/31/94                                         153.40            103.50            126.90
12/31/95                                         165.50            142.40            156.40
12/31/96                                         181.00            160.00            188.10

                   2.  RATIFICATION OF SELECTION OF AUDITORS

     On the recommendation of its Audit Committee, the Board of Directors has selected the independent accounting firm of Coopers & Lybrand L.L.P. ("C&L") to audit the accounts of the Company for fiscal year 1997. C&L has acted as auditors for the Company since November 1986, and it is recommended by the Board of Directors that stockholders ratify its selection. Although not required to do so, the Board is submitting the selection of this firm for ratification by the Company's stockholders to ascertain their views. The Board of Directors will review its selection if this Proposal is not approved by the stockholders.

     Neither the firm of C&L nor any of its partners has a direct, or material indirect, financial interest in the Company or any of its subsidiaries. Representatives of the firm of C&L will be present at the 1997 Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to reply to stockholders' inquiries.

     The favorable vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy is needed to approve this Proposal 2.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL, AND, UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE APPOINTEES NAMED THEREON INTEND SO TO VOTE.

              3.  APPROVAL OF AN AMENDMENT TO THE ALUMAX INC. 1993
               LONG TERM INCENTIVE PLAN (AS AMENDED AND RESTATED
                   AND AS FURTHER AMENDED ON OCTOBER 3, 1996)

     The Long Term Plan is designed to enable the Company to offer salaried employees of the Company and its designated subsidiaries stock and other equity incentives to attract, retain and reward such employees and to strengthen the mutuality of interests between employees and the Company's stockholders. The total number of shares of Common Stock originally authorized and available for issuance in connection with awards made under the Long Term Plan was 3.0 million. This reserve was increased by 960,129 shares in December 1996 without any action by the Board of Directors or the stockholders pursuant to a provision in the Long Term Plan that allows for increases in such reserve to the extent there occur certain increases in the number of issued and outstanding shares of Common Stock. As of March 31, 1997, of the 3,960,129 shares of Common Stock presently authorized and available for issuance under the Long Term Plan, 234,150 shares have been issued as a result of the exercise of non-qualified stock options, 48,650 shares have been issued on payment of performance-based restricted stock units, 2,709,325 shares were the subject of outstanding and unexercised, non-qualified stock options, 192,130 were the subject of outstanding performance-based restricted stock unit awards, and 775,874 shares were available for issuance in connection with future awards.

     As noted above, the Long Term Plan is structured to allow the Company broad discretion in creating equity incentives to assist the Company in attracting, retaining and motivating salaried employees for the successful conduct of its business. The Board of Directors believes that the remaining shares of Common Stock under the Long Term Plan are not sufficient to accomplish these purposes. Therefore, the Board is proposing, subject to stockholder approval, to authorize an additional 1,250,000 shares of Common Stock for issuance under the Long Term Plan. These 1,250,000 shares, along with the 3,677,329 shares already reserved and subject to the Long Term Plan, would represent an amount equal to approximately 9.0 percent of the shares of Common Stock issued and outstanding as of March 31, 1997.

     Except for the proposed increase in the number of shares of Common Stock to be reserved for issuance under the Long Term Plan, all other material features of the Long Term Plan, as described below, would remain unaffected by the proposed amendment.

     The following summary of the Long Term Plan does not purport to be complete and is qualified by reference to the full text thereof. A copy of the Long Term Plan is available upon written request to the attention of the Vice President and Corporate Secretary at the principal executive offices of the Company.

  Summary of the Long Term Plan

     Salaried employees of the Company and its subsidiaries at certain salary grade levels (approximately 400 persons) and all current Executive Officers of the Company (11 persons) are eligible to be granted awards under the Long Term Plan. The awards may be in different forms, including stock options, stock appreciation rights, restricted stock, restricted stock units and bonus stock or other awards in lieu of cash obligations. Stock options granted under the Long Term Plan may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options. The grant or vesting of awards under the Long Term Plan may be based on the achievement of performance objectives. Any stock options granted to eligible employees under the Long Term Plan will be at an exercise price of 100 percent of the fair market value of the shares (or its equivalent if granted in substitution for other awards under the Long Term Plan or another compensation plan of the Company) on the date of grant and generally will vest two years thereafter, unless otherwise determined by the Committee. Non-qualified stock options and performance-based restricted stock units represent the only forms of awards made under the Long Term Plan to date.

     The Long Term Plan is administered by the Committee, which designates participants, including those participants whose total compensation may exceed $1 million in the taxable year and who are designated by the Committee to be "covered employees" (as such term is used in Section 162(m) of the Code) (the "Designated Participants"), and, where appropriate, at the beginning of each performance period, establishes performance objectives, sets target performance awards and establishes award pools. Quantitative business performance objectives that may be established by the Committee under the Long Term Plan for Company, subsidiary or business unit performance in determining grants and award pools payable to Designated Participants are operating profits before interest expense and taxes, pretax profits, net income, earnings per share, return on average equity, return on invested capital and/or cash flow. As promptly as practicable following the end of each performance period, the Committee determines whether and the extent to which applicable performance objectives have been achieved and the performance awards that correspond to such achievement. Except as provided below, the Committee may adjust the amount of awards payable up or down based on its assessment of the Company's business strategy, performance of comparable businesses, economic and business conditions, and other circumstances. Awards are paid out after the aforementioned determinations have been made by the Committee. Participants are allowed to defer the receipt of awards. If a participant ceases to be employed by the Company or a participating subsidiary prior to the end of a performance period, the extent to which a performance award shall be deemed to have been earned shall be determined by the Committee in its sole discretion. The Board of Directors may amend, alter, suspend, discontinue or terminate the Long Term Plan or the Committee's authority to grant awards under the Long Term Plan at any time, except that any such action shall be subject to stockholder approval if required by law or the rules of any stock exchange on which the Company's Common Stock may then be listed. In the event of a Change in Control (as defined) of the Company, all awards granted under the Long Term Plan become immediately vested and employees become entitled to surrender their awards in exchange for cash payments generally based on the value of the Common Stock at the time of the Change in Control.

     Other provisions of the Long Term Plan notwithstanding, the Committee may, in its discretion, reduce the amount of awards payable to a Designated Participant for a specified performance period; however, the Committee may not exercise discretion to increase the amount of an award or to modify the performance objectives or terms and conditions of any award so as to increase the benefit of such award for a Designated Participant for a specified performance period.

     For purposes of the Long Term Plan, a "Change in Control" is generally defined to mean (a) a person's or group's being or becoming the beneficial owner of more than 20 percent of the combined voting power of the Company's voting securities (subject to limited exceptions); (b) a change in the Board's membership during any period of two consecutive years such that the members serving at the beginning of such period, together with members elected or nominated by vote of two-thirds of the then-serving members who were also serving at the beginning of such period ("Continuing Directors"), cease to constitute a majority of the Board; (c) certain mergers, consolidations, recapitalizations, reorganizations, reverse stock splits, or similar transactions substantially reducing the percentage of voting power held by pre-existing stockholders of the Company; (d) a liquidation or dissolution of the Company or sale or disposition of all or substantially all of the assets of the Company; or (e) any other event which the Committee (by a majority vote of the members who are Continuing Directors) determines constitutes a Change in Control. This definition is subject to certain exceptions, including the right of the Committee (by a majority vote of the members who are Continuing Directors) to determine that a Change in Control shall be deemed to have not occurred.

     The total number of shares of Common Stock currently reserved and available for issuance in connection with awards is 3,677,329, but will be increased under the terms of this plan by ten percent of the number of shares of Common Stock issued after the effective date of the Long Term Plan otherwise than pursuant to this or any other compensation or benefit plan of the Company. During any period of five consecutive years, an eligible employee shall be subject to a maximum grant limit of 900,000 shares with respect to each of the following types of awards that may be granted under the Long Term Plan: options, stock appreciation rights, restricted stock, restricted stock units, bonus stock or other awards in lieu of cash obligations and any other form of award. In addition, during any calendar year an eligible employee shall be subject to an aggregate grant limit of $3 million with respect to bonus stock or other awards in lieu of cash obligations and any other form of award other than options, stock appreciation rights, restricted stock or restricted stock units. Except for the automatic increase that occurred in December 1996 pursuant to the terms and provisions of the Long Term Plan, the total number of shares authorized for issuance under the Long Term Plan has not been increased since the original adoption of the Long Term Plan by Amax, as sole stockholder of the Company, in 1993.

     The tables captioned "Option Grants in the Last Fiscal Year" and "Performance-Based Restricted Stock Units Awarded in the Last Fiscal Year" indicate the number of non-qualified stock options and restricted stock units awarded to certain persons under the Long Term Plan during the 1996 fiscal year. The table below sets forth the number and value of performance-based restricted stock units with dividend equivalents (PARS) awarded in March 1997 under the Long Term Plan to each of the persons named in the Summary Compensation Table, to all current Executive Officers as a group and to all other key employees. Because grants of awards under the Long Term Plan are discretionary, it is not presently possible to determine, if stockholder approval of the amendment to the Long Term Plan is obtained, whether additional awards will be made during the remainder of 1997, who might receive such awards or what form or forms such awards may take.

                                                                 NUMBER OF           VALUE
                                                              RESTRICTED STOCK     OF UNITS
NAME                                                           UNITS AWARDED     AWARDED($)(A)
----                                                          ----------------   -------------
Allen Born..................................................        17,500           660,625
George P. Stoe..............................................             0                 0
Lawrence B. Frost...........................................         5,750           217,063
Eugene R. Greenberg.........................................         2,875           108,531
Jay M. Linard...............................................         2,875           108,531
All Current Executive Officers as a Group (11 persons)......        45,150         1,704,413
All Other Key Employees (15 persons)........................        20,200           762,550

---------------

(A) Based on a price of $37.75, which represents the per share closing price of the Common Stock on the New York Stock Exchange on the date of award.

     The above units vest after a ten-year service period. Accelerated vesting and payment of all or a portion of such units may occur upon completion of a three-year performance period ending December 31, 1999, provided that certain performance goals established by the Committee for such period based upon corporate cumulative net income are achieved. To the extent these goals are not attained and accelerated vesting does not occur, the units will vest and be paid out on completion of the ten-year service period. Participants are allowed to defer receipt of awards. Each restricted stock unit is equivalent to one share of Common Stock. On March 31, 1997, the reported closing price of the Common Stock on the New York Stock Exchange was $34.625 per share.

     The following table sets forth certain information regarding the number of shares earned in February 1997 by each of the persons named in the Summary Compensation Table, by all current Executive Officers as a group and by all other key employees on payment of restricted stock units awarded under the Long Term Plan in connection with, and upon completion of, the three-year performance period ended December 31, 1996.

                                                                                   VALUE OF
                                                                 NUMBER OF       SHARES EARNED
NAME                                                           SHARES EARNED        ($)(A)
----                                                          ----------------   -------------
Allen Born..................................................        19,300           687,563
George P. Stoe..............................................         3,000           106,875
Lawrence B. Frost...........................................         2,100            74,813
Eugene R. Greenberg.........................................             0                 0
Jay M. Linard...............................................             0                 0
All Current Executive Officers as a Group (11 persons)......        28,400         1,011,750
All Other Key Employees (14 persons)........................        23,950           853,219

---------------

 (A) Based on a price of $35.625, which represents the per share closing price of the Common Stock on the New York Stock Exchange on the date the above shares were earned.

     Under the Code and regulations currently promulgated thereunder, the grant of an award under the Long Term Plan (other than a grant of cash or of unrestricted stock) generally is not taxable to the recipient at the time of grant. An employee may elect, however, to recognize income as of the date of grant of restricted stock in an amount equal to the excess of (1) the fair market value of the restricted stock on the date of grant over (2) the price, if any, paid for the restricted stock. Such employee will not recognize a loss for tax purposes in the event of a subsequent forfeiture of the shares.

     Shares received in settlement of a restricted stock unit award are taxed as ordinary income to the recipient when received, and are not eligible upon grant for the election described above with respect to restricted stock. The entire amount of cash received as a grant or settlement of an award under the Long Term Plan is taxed as ordinary income to the recipient when received. If a non-qualified stock option is exercised, the difference between the option price and the fair market value of the shares on the income recognition date is taxed as ordinary income to the optionee as of such income recognition date. For these purposes, the income recognition date is generally the date of exercise or settlement of the award. An employee who receives stock upon the exercise of or in settlement of any other award under the Long Term Plan recognizes income in the amount of the fair market value of such stock on the income recognition date over the amount, if any, paid with respect to the award.

     If an option is granted which is designated as an incentive stock option ("ISO") under Section 422 of the Code, an optionee will not recognize any income upon the exercise of such option prior to termination of employment or within specified periods thereafter. However, the option spread on the date of exercise will constitute an item of tax preference which may cause the optionee to be subject to the alternative minimum tax. If the optionee does not dispose of the shares received upon exercise of an ISO within two years after the option grant and one year after exercise, any gain recognized by the optionee on the sale or exchange of the shares is treated as a long-term capital gain (rather than ordinary income).

     In most cases, the basis in shares acquired under the Long Term Plan will be equal to the fair market value of the shares on the employee's income recognition date, and the holding period for determining gains and losses on a subsequent disposition of such shares will begin on such date.

     As a general rule, the Company or one of its subsidiaries will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income (but not long-term capital gain) with respect to awards under the Long Term Plan, to the extent such income is considered reasonable compensation under the Code. However, Section 162(m) limits to $1 million the annual tax deduction that the Company and its subsidiaries can take with respect to the compensation of each of certain Executive Officers unless the compensation qualifies as "performance-based" or certain other exemptions apply. The Long Term Plan is intended to satisfy the exception for "performance-based" compensation. In addition, neither the Company nor any subsidiary will be entitled to a deduction with respect to payments to certain employees which are contingent upon a Change in Control if such payments are deemed to constitute "excess parachute payments" pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that section; such payments will also subject the recipients to a 20 percent excise tax.

     The favorable vote of the holders of a majority of the shares of Common Stock represented at the 1997 Annual Meeting in person or by proxy is needed to approve this Proposal 3.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL, AND, UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE APPOINTEES NAMED THEREON INTEND SO TO VOTE.

                4.  APPROVAL OF AN AMENDMENT TO THE ALUMAX INC.
                NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN
                        (AS AMENDED ON OCTOBER 3, 1996)

     On March 6, 1997, the Board of Directors amended the Stock Compensation Plan, subject to stockholder approval, to increase the annual award of the Company's Common Stock to each participating non-employee Director from 850 shares to 1,250 shares. The amendment is intended to aid the Company in attracting, retaining and compensating highly qualified individuals who are not employees of the Company for service as members of the Board of Directors and to align further the interests of the Directors with those of stockholders through increased levels of stock ownership. The amendment also ensures that the Company's compensation practices with respect to non-employee Directors remain competitive with those of other public corporations.

     The dollar value of future benefits that will be received by non-employee Directors as a result of the amendment is not determinable at this time since it is dependent upon the value of the Common Stock on the date the shares are awarded to the Directors. However, the following table shows the dollar value of the benefits which would have been received by these persons if the amendment had been in effect at the time of the last award on February 3, 1997. If the stockholders approve the proposed amendment to the Stock Compensation Plan, an additional 400 shares of Common Stock in respect of the February 1997 award will be issued or credited to each non-employee Director's deferred stock account as soon as reasonably practicable following the 1997 Annual Meeting.

                               NEW PLAN BENEFITS

          ALUMAX INC. NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN
                        (AS AMENDED ON OCTOBER 3, 1996)

                                                                AGGREGATE          AGGREGATE
                                                                NUMBER OF           VALUE OF
GROUP                                                         SHARES AWARDED      AWARDS($)(A)
-----                                                         --------------      ------------
All Non-Employee Directors (8 persons)......................      10,000            363,750

---------------

(A) Based on a price of $36.375, which represents the per share closing price of the Common Stock on the New York Stock Exchange on the assumed date of award.

     Except for the proposed increase in the annual award of Common Stock, all other material features and provisions of the Stock Compensation Plan, as described on page 5, would remain unaffected by the proposed amendment. For a description of the tax consequences upon the award and exercise of a non-qualified stock option, see page 23 of this Proxy Statement.

     The favorable vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy is needed to approve this Proposal 4.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL, AND, UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE APPOINTEES NAMED THEREON INTEND SO TO VOTE.

                               5.  OTHER MATTERS

     The Board of Directors is not aware of any other matters that may properly come before the Meeting. Should any such matters arise, however, it is the intention of the persons named in the enclosed form of proxy to vote said proxy in accordance with their judgment on such matters.

     The Company's By-Laws require advance notice for any business to be brought before a meeting of stockholders. In general, for business to be properly brought before an annual meeting by a stockholder, written notice of the stockholder proposal must be received by the Vice President and Corporate Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the meeting; provided, however, that in the event that notice to the stockholders or disclosure to the general public of the date of such meeting is given or made less than 70 days prior to the meeting, notice by a stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice or disclosure of the date of the meeting was first given or made. The stockholder's notice to the Vice President and Corporate Secretary must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as certain other information. Additional information concerning the advance notice requirement and a copy of the Company's By-Laws may be obtained from the Vice President and Corporate Secretary of the Company at the address indicated above.

                       PROPOSALS FOR 1998 ANNUAL MEETING

     The date of the next Annual Meeting of Stockholders following the 1997 Annual Meeting is expected to be May 28, 1998. A stockholder who intends to present a proposal at that Annual Meeting must submit the written text of the proposal so that it is received by the Company at its principal executive offices no later than December 10, 1997, in order for the proposal to be considered for inclusion in the Company's Proxy Statement for that Meeting.

                                      LOGO

     5655 PEACHTREE PARKWAY - NORCROSS, GEORGIA 30092-2812 - (770) 246-6600

                                                                 APPENDIX A

                                   ALUMAX INC.

--------------------------------------------------------------------------------


              1993 LONG TERM INCENTIVE PLAN AS AMENDED AND RESTATED
                      AS FURTHER AMENDED ON OCTOBER 3, 1996

--------------------------------------------------------------------------------

                                   ALUMAX INC.
--------------------------------------------------------------------------------


              1993 LONG TERM INCENTIVE PLAN AS AMENDED AND RESTATED
                      AS FURTHER AMENDED ON OCTOBER 3, 1996

--------------------------------------------------------------------------------



                                                                     Page

1.   Purpose........................................................   1

2.   Definitions....................................................   1

3.   Administration.................................................   3

     a.   Authority of the Committee................................   3
     b.   Manner of Exercise of Committee Authority.................   3
     c.   Limitation of Liability...................................   3
     d.   Performance-Based Awards to "Designated Participants".....   3

4.   Stock Subject to Plan..........................................   4

5.   Eligibility....................................................   4

6.   Specific Terms of Awards.......................................   4

     a.   General...................................................   4
     b.   Options...................................................   5
     c.   Stock Appreciation Rights.................................   5
     d.   Restricted Stock..........................................   6
     e.   Deferred Stock (Restricted Stock Units)...................   7
     f.   Bonus Stock and Awards in Lieu of Cash Obligations........   7
     g.   Dividend Equivalents......................................   7
     h.   Other Stock-Based Awards..................................   8
     i.   Performance Awards........................................   8

7.   Certain Provisions Applicable to Awards........................   9

     a.   Stand-Alone, Additional, Tandem and Substitute Awards.....   9
     b.   Performance Conditions....................................  10
     c.   Term of Awards............................................  10
     d.   Form of Payment Under Awards; Deferrals...................  10
     e.   Rule 16b-3 Compliance.....................................  10

8.   Change in Control..............................................  11

     a.   Definition of "Change in Control".........................  11
     b.   Definition of "Change in Control Stock Value".............  13
     c.   Definition of "Change in Control Settlement Value"........  14
     d.   Acceleration and Cash-Out Upon a Change in Control........  14
     e.   No Non-Exempt Section 16(b) Purchases Triggered...........  15

                                   ALUMAX INC.
--------------------------------------------------------------------------------

              1993 LONG TERM INCENTIVE PLAN AS AMENDED AND RESTATED
                      AS FURTHER AMENDED ON OCTOBER 3, 1996

--------------------------------------------------------------------------------




                                                                     Page

9.  General Provisions.............................................   15

     a.   Compliance With Legal and Other Requirements.............   15
     b.   Limits on Transferability; Beneficiaries.................   15
     c.   Adjustments..............................................   16
     d.   Taxes....................................................   16
     e.   Changes to the Plan and Awards...........................   16
     f.   Limitation on Rights Conferred Under Plan................   17
     g.   Unfunded Status of Awards; Creation of Trusts............   17
     h.   Nonexclusivity of the Plan...............................   17
     i.   Payments in the Event of Forfeitures; Fractional Shares..   17
     j.   Governing Law; Arbitration...............................   17
     k.   Effective Date; Plan Termination.........................   18

                                   ALUMAX INC.

              1993 LONG TERM INCENTIVE PLAN AS AMENDED AND RESTATED


         1. Purpose. The purpose of this 1993 Long Term Incentive Plan as Amended and Restated (the "Plan") is to assist Alumax Inc. (the "Company") and its subsidiaries in attracting, retaining, and rewarding high caliber employees, enabling such employees to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such employees and the Company's stockholders, and providing such employees with performance incentives to expend their maximum efforts in the creation of long term shareholder value.

         2. Definitions. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents, Other Stock-Based Awards and Performance Awards, are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed "Awards." The definitions of terms relating to a Change in Control of the Company are set forth in Section 8 of the Plan.

         For purposes of the Plan, the following additional terms shall be defined as set forth below:

                  (a) "Board" means the Company's Board of Directors.

                  (b) "Beneficiary" with respect to members of the Executive Group means the person, persons, trust or trusts which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan in the event of the Participant's death; Beneficiary with respect to all other Participants shall mean the person, persons, trust or trusts which have been designated by the Participant in his or her most recent beneficiary designation to receive the benefits specified under the Company's Group Life Insurance Plan. In either case, if there is no designated Beneficiary or surviving designated Beneficiary, then Beneficiary shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

                  (c) "Cause" with respect to the forfeiture under the terms of Award agreements in event of termination of employment means (i) the willful and continued failure by the Employee to perform substantially his or her duties with the Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Employee by the Chairman of the Board of Directors or the President of the Company which specifically identifies the manner in which the Employee has not substantially performed his or her duties, (ii) the willful engagement by the Employee in conduct which is not authorized by the Board of Directors of the Company or within the normal course of the Employee's business decisions and is known by the Employee to be materially detrimental to the best interests of the Company or any of its subsidiaries, or (iii) the willful engagement by the Employee in illegal conduct or any act of serious dishonesty which adversely affects, or, in the reasonable estimation of the Board of Directors of the Company, could in the future adversely affect, the value, reliability or performance of the Employee to the Company in a material manner. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the

         Employee in good faith and in the best interests of the Company. Notwithstanding the foregoing, an Employee who is a member of the Executive Group shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors after reasonable notice to the Employee and an opportunity for him or her, together with his or her counsel, to be heard before the Board of Directors, finding that, in the good faith opinion of the Board of Directors, the Employee was guilty of the conduct set forth above in
         (i), (ii) or (iii) of this sub-paragraph and specifying the particulars thereof in detail.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions and regulations thereunder.

                  (e) "Committee" means the Human Resources and Compensation Committee of the Board of Directors of the Company, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall at all times be comprised solely of two or more outside directors satisfying the requirements of Section 162(m)(4)(C)(i) of the Code.

                  (f) "Company" means Alumax Inc., a Delaware corporation, or any successor corporation.

                  (g) "Designated Participant" means any Participant who is designated as such pursuant to Section 3(d).

                  (h) "Executive Group" means the Chief Executive Officer of the Company and other key executives of the Company or its subsidiaries who have been designated as such by the Chief Executive Officer with Committee approval.

                  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

                  (j) "Fair Market Value" means the fair market value of Stock, Awards, or other property determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall mean the closing sale price of Stock reported on the Composite Tape for securities listed on the New York Stock Exchange in The Wall Street Journal for such date, or, if no Stock was traded on that date, on the next preceding day on which there was such a trade.

                  (k) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

                  (l) "Participant" means a person who, as an employee of the Company or a subsidiary, has been granted an Award under the Plan.

                  (m) "Plan" means this 1993 Long Term Incentive Plan as Amended and Restated.

                  (n) "Stock" means the Company's Common Stock, $.01 par value, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 4.

3. Administration.

         (a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Participants, grant Awards, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

         (b) Manner of Exercise of Committee Authority. The Committee shall exercise sole and exclusive discretion on any matter relating to a Participant subject to Section 16 of the Exchange Act if and to the extent necessary to obtain the exemption under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive, and binding on all persons, including the Company, its subsidiaries, Participants, persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 and applicable law.

         (c) Limitation of Liability. The Committee may appoint agents to assist it in administering the Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or employee of the Company or a subsidiary, the Company's independent certified public accountants, consultants or any other agent assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

         (d) Performance-Based Awards to "Designated Participants." Prior to March 31 of each year, the Committee may, in its sole discretion, designate any Participant, whom it deems likely to be at the time compensation will be paid under an Award a "covered employee" under Section 162(m) of the Code and whose compensation may exceed $1 million in such year and be subject to the limitation on tax deductibility under Section 162(m) of the Code, as a "Designated Participant" to be granted an Award under this

Section 3(d) that will not be subject to such limitation on deductibility under
Section 162(m) of the Code. Notwithstanding any provision of the Plan to the contrary, the Committee may, in its discretion, reduce but not increase the amount payable under any such Award to such a Designated Participant. All determinations by the Committee as to the achievement of Performance Objectives (as described below in Section 6(i)) applicable to such an Award shall be made in writing, and the Committee may not exercise discretion to modify the Performance Objectives or the vesting conditions (other than with respect to the death or disability of such Designated Participant or in the event of a Change in Control) with respect to such Award if the exercise of such discretion would cause such Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

         4. Stock Subject to Plan. Subject to adjustment as provided in Section 9(c), the total number of shares of Stock reserved and available for issuance in connection with Awards under the Plan shall be 3,000,000, plus 10% of the number of shares issued after the effective date of the Plan (other than any issuance under the Plan or any other compensation or benefit plan of the Company), except any shares added as a result of issuances by the Company shall not be available for grants of ISOs or Stock Appreciation Rights in tandem with ISOs. When Awards are granted and while they are outstanding, shares relating to an Award will be counted against the limitation set forth in this Section 4 in accordance with Rule 16b-3; the Committee may adopt reasonable counting procedures, consistent with Rule 16b-3, to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards), and make adjustments if the number of shares actually distributed differs from the number of shares previously counted in connection with an Award. Shares subject to an Award that is forfeited or settled in cash or otherwise terminated without a distribution of shares to the Participant, including shares withheld in payment of taxes relating to Awards and the number of shares equal to the number of shares surrendered in payment of the exercise price of Options (or any other Awards in the nature of purchase rights) or taxes relating to Awards, will again be available for Awards under the Plan, except that, if any such shares could not again be available under Rule 16b-3 for Awards to a Participant who is subject to Section 16 of the Exchange Act, such shares shall be available exclusively for Awards to Participants who are not subject to Section 16. Any shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         5. Eligibility. All salaried employees of the Company and its subsidiaries, including any director or officer who is also such an employee, are eligible to be granted Awards under the Plan. The foregoing notwithstanding, directors of the Company who are not salaried employees and members of the Committee shall not be eligible to be granted Awards under the Plan.

         6. Specific Terms of Awards.

                  (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant. The Committee shall retain full power to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is specifically authorized to require other forms of consideration by the Plan, or to the extent other forms of consideration must by paid to satisfy the requirements of the Delaware General Corporation Law, only services may be required as consideration for the grant (but not the exercise) of any Award.

                  (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                           (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option except as provided under Section 7(a) hereof.

                           (ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards issued under other Company plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

                           (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirements that no ISO shall be granted more than ten years after the effective date of the Plan, no ISO shall be exercisable more than ten years after the date of grant, and ISOs shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant.

                           (iv) Limitation. During any period of five consecutive years under the Plan, a Participant may not be granted Options covering more than 900,000 shares of Stock.

                  (c) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights ("SARs") to Participants on the following terms and conditions:

                           (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise, or, in the case of a "Limited SAR," the Fair Market Value determined by reference to amounts paid or payable in connection with a Change in Control of the Company, as specified by the Committee), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR.

                           (ii) Other Terms. The Committee shall determine the time or times at which and the circumstances under which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

                           (iii) Limitation. During any period of five consecutive years under the Plan, a Participant may not be granted SARs covering more than 900,000 shares of Stock.

                  (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                           (i) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

                           (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

                           (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require such certificates to bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company to retain physical possession of the certificates, and/or the Participant to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                           (iv) Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

                           (v) Limitation. During any period of five consecutive years under the Plan, a Participant may not be granted Restricted Stock covering more than 900,000 shares of Stock.

                  (e) Deferred Stock (Restricted Stock Units). The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

                           (i) Award and Restrictions. Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Committee may determine.

                           (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

                           (iii) Limitation. During any period of five consecutive years under the Plan, a Participant may not be granted Deferred Stock covering more than 900,000 shares of Stock.

                  (f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, such cash amounts are determined under such other plans or the Participant's election to receive an Award in lieu of such Company obligations is made in a manner that complies with applicable requirements of Rule 16b-3 so that the acquisition of Stock or Awards hereunder shall be exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. During any period of five consecutive years under the Plan, a Participant may not be granted more than 900,000 shares of bonus Stock or other Awards in lieu of cash obligations. In addition, during any calendar year under the Plan, a Participant may not be granted under the Plan bonus Stock or other Awards in lieu of cash obligations valued at more than $3,000,000.

                  (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that

         Dividend Equivalents will be paid or distributed when accrued or will be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles as the Committee may specify.

                  (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be authorized pursuant to this Section 6(h). During any period of five consecutive years under the Plan, a Participant may not be granted awards under both Sections 6(h) and 6(i) of the Plan covering more than 900,000 shares of Stock. In addition, during any calendar year a Participant shall not be granted Awards under both Sections 6(h) and 6(i) of the Plan having an aggregate value of more than $3,000,000.

                  (i) Performance Awards. Subject to the following provisions, Performance Awards expressed as amounts of cash, Stock, a percentage of an award pool specified by the Committee or other Awards may be granted by the Committee in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine. Each Performance Award shall specify the range and nature of the payment which may be received by the Participant based upon the range of performance to be achieved for specified Performance Objectives within a specified Performance Period, as hereinafter defined.

                         (i) Performance Period. The Performance Period with respect to each Performance Award shall be the period of time within which the Performance Objectives relating to that Award are to be achieved.

                         (ii) Performance Objectives, Performance Award Targets and Award Ranges. Performance Objectives may specify measures or performance of the Company as a whole, subsidiaries, or business units within the Company or subsidiaries, measures of individual performance of the Participant, or such other objectives (and combinations of objectives), the achievement of which is expected to benefit the Company and its stockholders. Performance Objectives for a Performance Period may be established by the Committee with respect to an Award to a Designated Participant from among the following: consolidated, subsidiary or business unit operating profits before interest expense and taxes, consolidated, subsidiary or business unit pre-tax profits, consolidated, subsidiary or business unit cash flow, net income, earnings per share, return on average equity, and/or return on invested capital. The Performance Objectives applicable to any year shall be established by the Committee on or before March 31 of such year. A single Performance

         Objective may be specified for different groups of Participants or for individual Participants. As soon as practicable, the Committee (or the Chief Executive Officer of the Company, if assigned by the Committee) shall establish target Performance Awards and, if deemed appropriate, Performance Award ranges for each Performance Period. Such target Performance Awards will specify the amount payable to each Participant upon 100% achievement of the Performance Objectives applicable to such Participant. In addition, ranges may be established to determine whether, and the extent to which, a portion of the Performance Award shall be payable to a Participant if the applicable Performance Objectives are not fully achieved, and whether, and the extent to which, payments in addition to the target Performance Award shall be made if the applicable Performance Objectives are exceeded.

         The Committee (or the Chief Executive Officer, if assigned by the Committee) is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to adjust, modify, or specify new Performance Objectives, target Performance Award ranges, and related terms and conditions, (x) in recognition of extraordinary or nonrecurring items affecting the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles, (y) with respect to any Participant whose position or duties with the Company or any subsidiary changes during a Performance Period, or (z) with respect to any person who first becomes a Participant after the first date of the Performance Period.

                         (iii) Earning of Performance Awards. As promptly as practicable following the end of each Performance Period, the Committee (or the Chief Executive Officer, if assigned by the Committee) shall determine whether and the extent to which Performance Objectives applicable to Participants were achieved and the Performance Awards that correspond to such achievement and/or allocations as specified under the Performance Award ranges for the Performance Period. The Committee may, in its sole and absolute discretion, in view of the Committee's assessment of the business strategy of the Company and subsidiaries, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant, increase or decrease final Performance Award amounts.

                         (iv) Termination of Employment. If a Participant's employment has terminated prior to completion of a Performance Period, the extent to which a Performance Award shall be deemed to have been earned and payable shall be determined by the Committee, in its sole discretion, at or after the time of grant.

                         (v) Distributions. A Performance Award, to the extent that it has been earned, may be distributed in cash, Stock or other Awards, in a lump sum, in installments, or a combination thereof as determined by the Committee, in its sole discretion, at or after the time of grant.

7.       Certain Provisions Applicable to Awards.

         (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or award granted under any plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, grants of Awards in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company, in which the value of Stock subject to the Award is equal to the value of the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price, or purchase price of the Award in the nature of a right that may be exercised is equal to Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered), are specifically authorized.

         (b) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. Any Award subject to such conditions may be denominated "performance shares," "performance units," or any other title deemed appropriate by the Committee.

         (c) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years (or such shorter term as may be required under Section 422 of the Code).

         (d) Form of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Installment or deferred payments may be required by the Committee (subject to Section 9(e) of the Plan) or permitted at the election of the Participant. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

         (e) Rule 16b-3 Compliance.

              (i) Six-Month Holding Period. Unless a Participant could otherwise transfer Stock acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act, (a) Stock acquired under the Plan other than upon exercise of a derivative security shall be held for at least six months from the date of acquisition, and (b) at least six months shall elapse from the date of acquisition of a derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or disposition of any Stock acquired upon exercise or conversion of such derivative security.

              (ii) Other Rule 16b-3 Compliance Provisions. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or

Rule 16a-1(c)(3) (as in effect prior to August 15, 1996) under the Exchange Act in connection with any grant of Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b). In addition, the per share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock shall be not less than any specified percentage of the Fair Market Value of Stock at the date of grant of the Award then required in order to comply with Rule 16b-3.

8.   Change in Control.

         (a) Definition of "Change In Control." For purposes of this Plan, the term "Change in Control" shall mean the occurrence of any of the following events after consummation of the spin-off of Stock by AMAX Inc. which resulted in the registration of the Stock under Section 12 of the Exchange Act:

                     (i) any person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then-outstanding securities (a "20% Beneficial Owner"); provided, however, that (a) the term "20% Beneficial Owner" shall not include any Beneficial Owner who has crossed such 20 percent threshold solely as a result of an acquisition of securities directly from the Company, or solely as a result of an acquisition by the Company of Company securities, until such time thereafter as such person acquires additional voting securities other than directly from the Company and, after giving effect to such acquisition, such person would constitute a 20% Beneficial Owner; and (b) with respect to any person eligible to file a Schedule 13G pursuant to Rule 13d-1(b)(1) under the Exchange Act with respect to Company securities (an "Institutional Investor"), there shall be excluded from the number of securities deemed to be beneficially owned by such person a number of securities representing not more than 10 percent of the combined voting power of the Company's then-outstanding securities;

                     (ii) during any period of two consecutive years beginning after the Stock first became registered under Section 12 of the Exchange Act, individuals who at the beginning of such period constitute the Board together with those individuals who first became Directors during such period (other than by reason of an agreement with the Company in settlement of a proxy contest for the election of directors) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute a majority of the Board;

                     (iii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, or the consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together owned at least 75% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 75% threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company or such surviving entity or any subsidiary of the Company or such surviving entity;

                     (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition of all or substantially all the assets of the Company; or

                     (v) any other event which a majority of the members of the Committee who are Continuing Directors determines shall constitute a Change in Control for purposes of this Plan;

provided, however that a Change in Control shall not be deemed to have occurred if one of the following exceptions applies:

(1) Unless a majority of the members of the Committee who are Continuing Directors determines that the exception set forth in this paragraph (1) shall not apply, none of the foregoing conditions would have been satisfied but for one or more of the following persons acquiring or otherwise becoming the Beneficial Owner of securities of the Company:
         (A) any person who has entered into a binding agreement with the Company, which agreement has been approved by two-thirds (2/3) of the Continuing Directors, limiting the acquisition of additional voting securities by such person, the solicitation of proxies by such person or proposals by such person concerning a business combination with the Company (a "Standstill Agreement"); (B) any employee benefit plan, or trustee or other fiduciary thereof, maintained by the Company or any subsidiary of the Company; (C) any subsidiary of the Company; or (D) the Company.

(2) Unless a majority of the members of the Committee who are Continuing Directors determines that the exception set forth in this paragraph (2) shall not apply, none of the foregoing conditions would have been satisfied but for the acquisition by the Company of another entity (whether by merger or consolidation, the acquisition of stock or assets, or otherwise) in exchange, in whole or in part, for securities of the Company, provided that, immediately following such acquisition, the Continuing Directors constitute a majority of the Board, or a majority of the board of directors of any other surviving entity, and, in either case, no agreement, arrangement or understanding exists at that time which would cause such Continuing Directors to cease thereafter to constitute a majority of the Board or of such other board of directors.

(3) A majority of the members of the Committee who are Continuing Directors determines that a Change in Control shall be deemed not to have occurred.

Notwithstanding the foregoing, unless otherwise determined by a majority of the Committee who are Continuing Directors, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, employee, or director of the Company.

For purposes of the foregoing definition of Change in Control, the term "Beneficial Owner," with respect to any securities, shall mean any person who, directly or indirectly, has or shares the right to vote or dispose of such securities or otherwise has "beneficial ownership" of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 (as such Rules are in effect on the effective date of the Plan) under the Exchange Act, including pursuant to any agreement, arrangement, or understanding (whether or not in writing); provided, however, that (i) a person shall not be deemed the Beneficial Owner of any security as a result of any agreement, arrangement, or understanding to vote such security (A) arising solely from a revocable proxy or consent solicited pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the rules and regulations thereunder or (B) made in connection with, or otherwise to participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the rules and regulations thereunder, in either case described in clause (A) or clause (B) above whether or not such agreement, arrangement or understanding is also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report), and (ii) a person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

         (b) Definition of "Change in Control Stock Value." "Change in Control Stock Value" shall mean the value of a share of Stock determined as follows:

                     (i) if the Change in Control results from an event described in clause (iii) of the Change in Control definition in Section 8(a), the highest per share price paid for shares of Stock of the Company in the transaction resulting in the Change in Control;

                     (ii) if the Change in Control results from an event described in clauses (i), (ii) or (v) of the Change in Control definition in
Section 8(a) and no event described in clauses (iii) or (iv) of the Change in Control definition in Section 8(a) has occurred in connection with such Change in Control, the highest sale price of a share of Stock of the Company on any trading day during the sixty (60) consecutive trading days immediately preceding and following the date of such Change in Control as reported on the New York Stock Exchange Composite Tape and published in the Wall Street Journal; or

                     (iii) if the Change in Control results from an event described in clause (iv) of the Change in Control definition in Section 8(a), the price per share at which shares of Stock are redeemed or exchanged by their holders in the transaction described in such clause (iv).

         (c) Definition of "Change in Control Settlement Value." "Change in Control Settlement Value" shall mean, with respect to a share of Stock, the excess of the Change in Control Stock Value over the exercise, grant, or base price of an Award covering such share of Stock, provided that, with respect to any Option which is an ISO immediately prior to the election to receive the Change in Control Settlement Value, the Change in Control Settlement Value shall not exceed the maximum amount permitted for such Option to continue to qualify as an ISO.

         (d) Acceleration and Cash-Out Upon a Change in Control. Notwithstanding any other provisions of this Plan to the contrary (except the provisions of Section 7(e) hereof), in the event of a Change in Control the following provisions shall apply:

               (i) All outstanding Awards on the date of the Change in Control in the nature of a right that may be exercised not previously exercisable shall become fully and immediately exercisable on the date of such Change in Control, and such Awards shall not be subject to termination upon the termination of employment of the Participant; and

               (ii) Unless waived by a given Participant, the restrictions, deferral periods and limitations, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, subject only to the restrictions on dispositions of equity securities set forth in Section 7(e); and

               (iii) Section 6(b)(iv) notwithstanding, any optionee who holds an Option shall be entitled to elect, during the 60-day period immediately following such Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive, and the Company shall be obligated to pay, the Change in Control Settlement Value (as defined in Section 8(c) hereof) with respect to shares of Stock up to the number of shares covered by such Option, which amount shall be paid in cash; and

               (iv) A Participant shall be entitled to elect, during the 60-day period immediately following such Change in Control, to surrender any other Award and receive, in full settlement thereof, and the Company shall be obligated to pay, the Change in Control Settlement Value with respect to the number of shares of Stock covered by an Award in the nature of a right that may be exercised, or the Change in Control Stock Value with respect to the number of shares of Stock covered by any other type of Award, which amount shall in either case be paid in cash; and

               (v) Notwithstanding the provisions of Section 9(a), the Board shall not, at any time following a Change in Control, impose any conditions on any outstanding Award that have not been previously imposed as of the date of such Change in Control, unless, in the written opinion of independent counsel to the Company, such condition is necessary to comply with any federal, state, or local securities or other law or regulation, or the rules of any applicable securities exchange, and, in the good faith opinion of the Board, compliance with such law, regulation or rule without the imposition of such condition would be impracticable; and

               (vi) In lieu of any other form of settlement authorized under this Section 8(d), a Participant may elect under terms set by and subject to approval of the Committee to receive Deferred Stock or Restricted Stock, or, if authorized by the Committee, other deferred forms of payment, in order to defer federal income taxation of the Participant with respect to amounts payable hereunder; and

             (vii) notwithstanding the provisions of Section 9(e) hereof, the provisions of this Section 8 may not be amended in any respect following a Change in Control except with the consent of any affected Participant.

         (e) No Non-Exempt Section 16(b) Purchases Triggered. No Participant who is then subject to Section 16 of the Exchange Act shall have any right to receive a cash payment under Section 8(d) hereof if the acquisition of such right would, under the circumstances, constitute a non-exempt purchase for purposes of Section 16(b) of the Exchange Act.

9.       General Provisions.

         (a) Compliance With Legal and Other Requirements. The Plan, the grant, exercise, and settlement of Awards thereunder, and the other obligations of the Company under the Plan and any Award agreement shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Stock under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or designated, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations, listing or designation, or other contractual obligations.

         (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) (as in effect prior to August 15, 1996) under the Exchange Act, shall be pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant in connection with the Participant's estate planning, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are then permitted under Rule 16b-3, consistent with the registration of the offer and sale of Stock on Form S-8 or a successor registration form of the Securities and Exchange Commission or such other form of registration statement as has in fact been filed in connection with the Plan, and permitted by the Committee (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

         (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for payment of cash or other property with respect to any outstanding Award; provided, in each case, that, with respect to ISOs, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions.

         (d) Taxes. The Company or any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority for the Company to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

         (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award agreement relating thereto; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. The foregoing notwithstanding, any performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion, at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances.

         (f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Participant or employee the right to be retained in the employ of the Company or any of its subsidiaries, (ii) interfering in any way with the right of the Company or any of its subsidiaries to terminate any Participant's or employee's employment at any time, (iii) giving a Participant or employee any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

         (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to issue Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards, or other property, or make other arrangements, to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of the trust may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

         (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable.

         (i) Payments In the Event of Forfeitures; Fractional Shares. In the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration in order to satisfy requirements of the Delaware General Corporation Law, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         (j) Governing Law; Arbitration. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, to the extent applicable, other laws (including those governing contracts) of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law. If any provision hereof shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective. Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration in Atlanta, Georgia by three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration. Judgement may be entered on the arbitrators' award in any court having jurisdiction. For purposes of settling any dispute or controversy arising hereunder or for the purpose of entering any judgement upon an award rendered by the arbitrators, the Company and the Participant hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Northern District of Georgia, (ii) any of the courts of the State of Georgia, or (iii) any other court having jurisdiction. The Company and the Participant hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and the Participant hereby agree that a judgement upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by law.

         (k) Effective Date; Plan Termination. The Plan became effective upon its approval by stockholders of the Company on October 28, 1993. The amendment and restatement of the Plan shall become effective upon its approval by the stockholders of the Company at the 1995 Annual Meeting. The Plan shall terminate at such time as no Stock remains available for issuance pursuant to Section 4 and the Company has no further obligations with respect to any Award granted under the Plan.

                                                                   APPENDIX B














                                  ALUMAX INC.

--------------------------------------------------------------------------------

                 NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN
                         AS AMENDED ON OCTOBER 3, 1996

--------------------------------------------------------------------------------

                                  ALUMAX INC.

--------------------------------------------------------------------------------

                 NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN
                         AS AMENDED ON OCTOBER 3, 1996

--------------------------------------------------------------------------------



                                                               Page
                                                               ----

1.   Purpose ................................................    1

2.   Definitions ............................................    1

3.   Administration .........................................    4

4.   Eligibility ............................................    4

5.   Stock Grants ...........................................    4

6.   Deferral of Stock Grants ...............................    4

7.   Stock Options ..........................................    6

8.   Amendment and Termination ..............................    7

9.   Adjustments for Changes in Capitalization ..............    7

10.  Regulatory Compliance ..................................    8

11.  Miscellaneous ..........................................    8

                 NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN



     1. Purpose. The purpose of this Non-Employee Directors' Stock Compensation Plan is to provide certain incentives and compensation to Eligible Board Members of Alumax Inc. and to encourage the highest level of director performance by providing such Eligible Board Members with a proprietary interest in the Company by granting them shares of the Company's Common Stock, $.01 par value, and options to purchase such stock.

     2. Definitions. The following terms shall have the meanings specified below.

     (a) "Beneficial Owner", with respect to any securities, shall mean any person who, directly or indirectly, has or shares the right to vote or dispose of such securities or otherwise has "beneficial ownership" of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 (as such Rules are in effect on the effective date of the Plan) under the Exchange Act, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that (i) a person shall not be deemed the Beneficial Owner of any security as a result of any agreement, arrangement or understanding to vote such security (A) arising solely from a revocable proxy or consent solicited pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the rules and regulations thereunder or (B) made in connection with, or otherwise to participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the rules and regulations thereunder, in either case described in clause (A) or clause (B) above whether or not such agreement, arrangement or understanding is also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report), and (ii) a person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

     (b) "Beneficiary" shall mean the person or persons (including, without limitation, any trustee) last designated by a Participant to receive the benefits specified hereunder in the event of the Participant's death, or if there is no designated Beneficiary or surviving Beneficiary, the Participant's estate.

     (c)  "Board" shall mean the Company's Board of Directors.

     (d) "Change in Control" shall mean the occurrence of any of the following events:

     (i) any person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then-outstanding securities (a "20% Beneficial Owner"); provided, however, that (a) the term "20% Beneficial Owner" shall not include any Beneficial Owner who has crossed such 20 percent threshold solely as a result of an acquisition of securities directly from the Company, or solely as a result of an acquisition by the Company of Company securities, until such time thereafter as such person acquires additional voting securities other than directly from the Company and, after giving effect to such acquisition, such person would constitute a 20% Beneficial Owner; and (b) with respect to any person eligible to file a Schedule 13G pursuant to Rule 13d-1(b)(1) under the Exchange Act with respect to

     Company securities (an "Institutional Investor"), there shall be excluded from the number of securities deemed to be beneficially owned by such person a number of securities representing not more than 10 percent of the combined voting power of the Company's then-outstanding securities;

     (ii) during any period of two consecutive years beginning after the Stock first became registered under Section 12 of the Exchange Act, individuals who at the beginning of such period constitute the Board together with those individuals who first became Directors during such period (other than by reason of an agreement with the Company in settlement of a proxy contest for the election of directors) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute a majority of the Board;

     (iii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, or the consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together owned at least 75% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 75% threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company or such surviving entity or of any subsidiary of the Company or such surviving entity; or

     (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition of all or substantially all the assets of the Company;

     provided, however, that a Change in Control shall not be deemed to have occurred if one of the following exceptions applies:

     (1) None of the foregoing conditions would have been satisfied but for one or more of the following persons acquiring or otherwise becoming the Beneficial Owner of securities of the Company: (A) any person who has entered into a binding agreement with the Company, which agreement has been approved by two-thirds (2/3) of the Continuing Directors, limiting the acquisition of additional voting securities by such person, the solicitation of proxies by such person or proposals by such person concerning a business combination with the Company (a "Standstill Agreement"); (B) any employee benefit plan, or trustee or other fiduciary thereof, maintained by the Company or any subsidiary of the Company; (C) any subsidiary of the Company; or (D) the Company.

     (2) None of the foregoing conditions would have been satisfied but for the acquisition by the Company of another entity (whether by merger or consolidation, the acquisition of stock or assets, or otherwise) in exchange, in whole or in part, for securities of the Company, provided that, immediately following such acquisition, the Continuing Directors constitute a majority of the Board, or a majority of the board of directors of any other surviving entity, and, in either case, no agreement, arrangement or understanding exists at that time which would cause such Continuing Directors to cease thereafter to constitute a majority of the Board or of such other board of directors.

     Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, employee or director of the Company.

     (e) "Change in Control Stock Value" shall mean the value of a share of Stock determined as follows:

     (i)  if the Change in Control results from an event described in clause
     (iii) of the Change in Control definition, the highest per share price paid for shares of Stock of the Company in the transaction resulting in the Change in Control;

     (ii)  if the Change in Control results from an event described in clauses
     (i), (ii) or (v) of the Change in Control definition and no event described in clauses (iii) or (iv) of the Change in Control definition has occurred in connection with such Change in Control, the highest sale price of a share of Stock on any trading day during the sixty (60) consecutive trading days immediately preceding and following the date of such Change in Control as reported on the New York Stock Exchange Composite Tape and published in the Wall Street Journal; or

     (iii)  if the Change in Control results from an event described in clause
     (iv) of the Change in Control definition, the price per share for which shares of Stock are redeemed or exchanged by their holders in the transaction described in such clause (iv).

     (f) "Committee" shall mean the Human Resources and Compensation Committee of the Board of Directors of the Company, or such other Board committee as may be designated by the Board to administer the Plan.

     (g) "Company" shall mean Alumax Inc., a Delaware corporation, or any successor corporation.

     (h) "Deferred Stock Account" shall mean the account maintained by the Company for each Participant in accordance with Section 6 hereof.

     (i) "Eligible Board Member" shall mean a member of the Board who is not an employee of the Company or its subsidiaries or affiliates.

     (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

     (k) "Fair Market Value" shall mean the fair market value of Stock, awards, or other property determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall mean the closing sale price of Stock reported on the Composite Tape for securities listed on the New York Stock Exchange in the Wall Street Journal for such date, or, if no Stock was traded on that date, on the next preceding day on which there was such a trade.

     (l) "Participant" shall mean the holder of a Stock Option or a person for whom a Deferred Stock Account has been established.

     (m)  "Plan" shall mean this Non-Employee Directors Stock Compensation Plan.

     (n) "Retirement" shall mean termination of service on the Board on or after a Board member's attainment of age [70].

     (o)  "Stock" shall mean the Company's Common Stock, $.01 par value.

     (p) "Stock Option" shall mean an option to purchase Stock granted pursuant to Section 7 hereof.

     3. Administration. The Committee shall have authority to interpret the Plan; to adopt, amend, and rescind administrative regulations to further the purposes of the Plan; to maintain or cause to be maintained all necessary records for administration of the Plan; and to take any other action necessary for the proper operation of the plan. However, the Committee shall have no discretion to vary the amount or terms of awards granted under the Plan except as provided in Section 9.

     4. Eligibility. To be eligible to receive an award under the Plan, a person must be an Eligible Board Member on the date of such award.

     5. Stock Grants. Each Eligible Board Member shall be granted 850 shares of Stock on February 1 of each year. Stock granted under this Section 5 shall be fully vested and, subject to any restrictions imposed pursuant to Section 10, freely transferable.

     6. Deferral of Stock Grants. An Eligible Board Member may elect to defer the delivery of Stock scheduled to be delivered on any February 1 by filing a deferral election pursuant to this Section 6.

     (a)  Deferral Election.   To defer a Stock grant for any year, an Eligible
Board Member must file a written deferral election with the Company no later than the July 31 immediately preceding the February 1 on which the Stock is otherwise scheduled to be delivered. Notwithstanding the foregoing, a person who first becomes an Eligible Board Member after July 31 may file a deferral election within 30 days after the date such person becomes an Eligible Board Member. The deferral election shall state the number of shares of stock that the Eligible Board Member elects to defer and the time when he or she desires distribution of his or her Deferred Stock Account. An election to defer delivery of Stock may be revoked or changed for future years if such revocation or change is made by the July 31 preceding the date of the applicable Stock grant.

     (b) Designation of Beneficiary. Upon forms provided by the Committee, each Participant shall designate the Beneficiary or Beneficiaries to receive the amounts distributable in the event of such Participant's death. A Participant may from time to time change the designated Beneficiary or Beneficiaries, without the consent of such Beneficiary or Beneficiaries, by filing a new designation in writing with the Committee. The Company and the Committee may rely upon the Beneficiary designation last filed in accordance with the terms of the Plan.

     (c) Credits to Account. Shares subject to a Participant's deferral election shall be credited as deferred shares to a Deferred Stock Account maintained by the Company for the benefit of the Participant. Whenever dividends are paid with respect to shares of Stock, each Participant's Deferred Stock Account shall be credited with additional shares of deferred stock (including fractions) equal in value to the amount of the dividend paid on a single share of Stock multiplied by the number of deferred shares (including fractions) credited to the Participant's Deferred Stock Account as of the record date for dividend purposes. For purposes of crediting dividends, the value of Stock shall be determined as of the day dividends are actually paid on Stock, using the closing market price of the Stock on the Composite Tape of the New York Stock Exchange for that date. If the Composite Tape is not operating on such date, or Stock is not traded there on such date, the value shall be computed using the closing price on the next preceding business day on which such Stock was traded thereon. The interest of a Participant in amounts credited to his Deferred Stock Account shall be fully vested and nonforfeitable at all times.

     (d) Time of Distribution. A Participant may elect to have the balance of his Deferred Stock Account distributed to him (i) as soon as reasonably possible after the Participant ceases to be a member of the Board, or (ii) on the January 1 over a specified number of years after the Participant ceases to be a member of the Board. Such an election shall be made on the deferral election filed pursuant to Section 6(a) and shall be irrevocable once made. However, a Participant may elect a different distribution date for Stock deferred in subsequent years by filing a change of deferral election as provided in Section 6(a).

     (e) Payment Upon Death. Notwithstanding any election under Section 6(d), if a Participant dies prior to distribution of his Deferred Stock Account, the balance of the credit of the Participant's Deferred Stock Account as of the date of death shall be paid, as soon as reasonably possible thereafter, to the Participant's Beneficiary.

     (f) Methods of Payment. All distributions under the Plan shall be in the form of shares of Stock based on the number of whole shares of deferred stock credited to the Participant's Deferred Stock Account on the date as of which the distribution occurs and a cash payment for any fraction of a share.

     (g) Change in Control. Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, all shares of deferred stock credited to a Participant's Deferred Stock Account shall be converted into cash in an amount equal to the product of (i) the Change in Control

Stock Value, multiplied by (ii) the number of shares of deferred stock that have been credited to the Participant's Deferred Stock Account as of the date of the Change in Control. The amount of cash resulting from the foregoing conversion of shares of deferred stock in a Participant's Deferred Stock Account shall, at the election of the Participant made in a manner approved by the Committee, be credited to a bookkeeping account for such Participant or paid out in a lump sum no later than fifteen (15) days after the date of the Change in Control. If cash is credited to an account under the preceding sentence, income shall be credited thereto from the date of the Change in Control to the date of distribution at the base rate of Citibank, N.A., as in effect from time to time during such period.

     (h) Annual Reports. The Committee shall furnish each Participant with an annual report indicating the number of shares of deferred stock credited to his Deferred Stock Account as of the end of the preceding calendar year.

     7. Stock Options. Each Eligible Board Member on December 1, 1993 shall be granted a Stock Option to purchase 10,000 shares of Stock. Each person who becomes an Eligible Board Member after such date shall be granted, on the first Thursday in December after his election as an Eligible Board Member (and provided he continues to be an Eligible Board Member on such date), a Stock Option to purchase 10,000 shares of Stock. Stock Options granted under this
Section 7 shall be non-qualified Stock Options and shall have the following terms and conditions:

     (a) Exercise Price. The exercise price per share of Stock purchasable under the Stock Option shall be the Fair Market Value of the Stock on the date the Stock Option is granted.

     (b) Option Term. The term of the Stock Option shall be ten years, subject to earlier termination in the event of the optionee's death or termination of service as an Eligible Board Member, as set forth below.

     (c) Exercisability. Each Stock Option shall become exercisable with respect to 3333 shares of Stock on the first anniversary of the date of grant, an additional 3333 shares of Stock on the second anniversary of the date of grant, and the remainder of the shares subject to the Stock Option on the third anniversary of the date of grant, provided that the optionee is a member of the Board on such date. Notwithstanding the preceding sentence, in the event of a Change in Control, each Stock Option shall become fully vested and shall be exchanged for cash in the amount equal to the excess of the Change in Control Stock Value over the per share exercise price, multiplied by the number of shares subject to the Stock Option.

     (d) Method of Exercise. Each exercisable Stock Option may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in cash (including cash equivalents), by delivery of shares of Stock already owned by the optionee for at least six months, or any combination of the foregoing. Stock delivered upon payment of the exercise price shall be valued at the Fair Market Value of the Stock on the date of exercise.

     (e) Termination of Service as Board Member. If an optionee's status as a member of the Board is terminated for any reason other than death, disability or Retirement, his Stock Option may be exercised for a number of years from the date of such termination equal to the number of full and partial years served as an Eligible Board Member or the end of the option term, whichever occurs first, and only to the extent such Stock Option was exercisable on the date of such termination.

     (f) Death of Board Member. If an optionee's status as member of the Board is terminated by reason of the optionee's death, his Stock Option shall become fully vested and may be exercised by his legal representatives only until the end of the 12-month period following the optionee's death, or the end of the option term, whichever occurs first.

     (g) Disability or Retirement of Board Member. If an optionee's status as a member of the Board is terminated by reason of the optionee's disability or Retirement, his Stock Option shall become fully vested and may be exercised throughout the remainder of the option term; provided, however, in the event of the optionee's death following termination of his status as a member of the Board by reason of the optionee's disability or Retirement, his Stock Option may be exercised by his legal representatives only until the end of the 12-month period following the optionee's death, or the end of the option term, whichever occurs first.

     (h) Non-transferability. No Stock Option shall be transferable by the holder thereof other than by will or by the laws of descent and distribution. During the optionee's lifetime, his Stock Option shall be exercisable only by the optionee.

     (i) No Stockholder Rights. An optionee shall have neither rights to dividends nor other rights of a stockholder with respect to shares subject to a Stock Option until he has given written notice of exercise and has paid for such shares.

     8. Amendment and Termination. The Board may discontinue the Plan at any time or amend it from time to time. However, the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or the rules thereunder. Amendments may be made without shareholder approval except as required to satisfy Rule 16b-3 under the Exchange Act or other regulatory requirement. No amendment or discontinuance of the Plan shall adversely affect any Stock Option previously granted without the holder's written consent. The Company shall in no event have the power to reduce the amount already credited to a Participant's Deferred Stock Account as of the effective date of any discontinuance of the Plan nor to discontinue the crediting of earnings on such amounts subsequent to said date. In the event of a discontinuance of the Plan, the payment of a Participant's Deferred Stock Account shall continue to be made in accordance with the provisions of the Plan.

     9. Adjustments for Changes in Capitalization. In the event of any merger, reorganization, consolidation, sale of all or substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, extraordinary dividend, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the number of shares subject to outstanding Stock Options, the exercise price per share of outstanding Stock Options, the number of deferred shares credited to Deferred Stock Accounts, and the amounts to be paid to or by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award or affect any outstanding award more favorably than any other outstanding award.

     10. Regulatory Compliance. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     11.  Miscellaneous.

     (a) No Interest in Assets. No Participant or any other person shall have any interest in any shares of Stock credited to his Deferred Stock Account or in any specific asset of the Company by reason of any amount credited to him hereunder, nor any rights to receive any distribution under the Plan except as and to the extent expressly provided in the Plan. There shall be no funding of any benefits which may become payable on account of a deferral election hereunder. No trust shall be created in connection with or by the execution or adoption of this Plan. Any benefits which become payable hereunder shall be paid from the general assets of the Company. Nothing in the Plan shall be deemed to give any person any right to participate in the Plan, except in accordance with the provisions of the Plan.

     (b) Restriction Against Assignment. The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Deferred Stock Account shall be liable for the debts, contracts, or engagements of any Participant, his Beneficiaries, or successors in interest, nor shall it be subject to execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever.

     (c) Receipt or Release. Any payment to any Participant or his Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company and the Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

     (d) Payment on Behalf of Minor. In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

     (e) Forfeiture. Any payment or distribution to a Participant under the Plan which is not claimed by the Participant, Beneficiary, or other person entitled thereto within three years after becoming payable shall be forfeited and cancelled and shall remain with the Company and no other person shall have any right thereto or interest therein. The Company shall not have any duty to give notice that amounts are payable under the Plan to any person other than the Participant and the designated Beneficiary or Beneficiaries.

     (f) Withholding. The Company may deduct from the amount of all distributions under the Plan any taxes required to be withheld by the Federal or any State or local government.

     (g) Governing Law; Arbitration. This Plan shall be construed, administered and enforced according to the laws of the State of Delaware, without regard to the conflict of laws principles thereof. Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration in Atlanta, Georgia by three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction. For purposes of settling any dispute or controversy arising hereunder or for the purpose of entering any judgment upon an award rendered by the arbitrators, the Company and each Participant hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Northern District of Georgia, (ii) any of the courts of the State of Georgia, or (iii) any other court having jurisdiction. The Company and each Participant hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and each Participant hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (h) Reimbursement of Legal Fees. All reasonable costs and expenses (including fees and disbursements of counsel) incurred by a Participant in seeking to obtain or enforce any payment, benefit or right provided under the Plan shall be paid by the Company; provided; however, that the Participant shall be required to repay any such amounts to the Company to the extent that an arbitrator or a court of competent jurisdiction issues a final, unappealable order setting forth a determination that the position taken by the Employee was frivolous or advanced in bad faith.

     (i) No Right of Continued Service. No award under this Plan shall confer upon any member of the Board any right to continued service on the Board.

     (j) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable.

     (k) Captions. Captions in this Plan are not part of the provisions hereof and shall have no force or effect.

     (l) Gender. The masculine gender as used herein includes the feminine gender.

     (m) Successors and Assigns. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

     (n) Effective Date. The Plan shall be effective upon approval by the Company's shareholders.

                                                                      APPENDIX C


THIS PROXY IS SOLICITED                           ALUMAX INC.                                PROXY
ON BEHALF OF                             ANNUAL MEETING OF STOCKHOLDERS                 PLEASE SIGN AND
THE BOARD OF DIRECTORS                            MAY 29, 1997                          RETURN PROMPTLY

   The undersigned, a stockholder of Alumax Inc., constitutes and appoints MICHAEL W. BORKOWSKI, HELEN M. FEENEY and LAWRENCE B. FROST, or any one or more of them, each with power of substitution, the true and lawful attorneys and proxies of the undersigned (the exercise of power to be by a majority if more than two of said attorneys or substitutes are present at the meeting), to vote all shares of Common Stock of the Company standing in the name of the undersigned (unless limited hereon) at the Annual Meeting of Stockholders of the Company or at any adjournments thereof, as effectually as the undersigned could do if personally voting, hereby approving, ratifying and confirming all the said attorneys or their substitutes may lawfully do in place of the undersigned in the following proposed matters.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

1. Election of the following nominees as Directors: Harold Brown, Pierre Des Marais II and J. Dennis Bonney.

FOR all nominees                                              WITHHOLD
(except as marked to                                          AUTHORITY
the contrary on the line                                      to vote for all
provided at the right) ______________________________________ nominees
       [ ]                                                          [ ]

                                                              FOR        AGAINST      ABSTAIN
2. Ratification of the selection of Coopers & Lybrand L.L.P.
   as auditors.                                               [ ]          [ ]          [ ]

   PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN IN THE ENCLOSED
                                   ENVELOPE.

                           CONTINUED FROM OTHER SIDE

                                                              FOR        AGAINST      ABSTAIN
3. Approval of an amendment to the Long Term Incentive Plan.  [ ]          [ ]          [ ]
4. Approval of an amendment to the Non-Employee Directors'
   Stock Compensation Plan.                                   [ ]          [ ]          [ ]

5. In their discretion, the appointees are authorized to vote upon any other matters which may properly come before the meeting or any adjournments thereof.

   If signed and returned, the shares represented by this Proxy will be voted in accordance with the specifications given. If the Proxy is executed but no specifications are made as to voting of each item, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.

                                                Executed on_______________, 1997

                                                ________________________________

                                                ________________________________

                                                ________________________________

NOTE: WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE
                            YOUR FULL TITLE AS SUCH.

                                                                      Appendix D


                                 ALUMAX INC.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE
                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 29, 1997

     The undersigned, a stockholder of Alumax, Inc., hereby constitutes and appoints MICHAEL W. BORKOWSKI, HELEN M. FEENEY and LAWRENCE B. FROST, or any one or more of them, each with power of substitution, the true and lawful attorneys and proxies of the undersigned (the exercise of power to be by a majority if more than two of said attorneys or substitutes are present at the meeting), to vote all shares of Common stock of the Company standing in the name of the undersigned (unless limited hereon) at the Annual Meeting of Stockholders of the Company or at any adjournments thereof, as effectually as the undersigned could do if personally voting, hereby approving, ratifying and confirming all the said attorneys or their substitutes may lawfully do in place of the undersigned in the proposed matters appearing on the reverse side.


      PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY
                          IN THE ENCLOSED ENVELOPE.



                           - FOLD AND DETACH HERE -



IF SIGNED AND RETURNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS GIVEN. IF THE PROXY IS EXECUTED BUT NO SPECIFICATIONS ARE MADE AS TO VOTING OF EACH ITEM, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.
                                                                 Please mark
                                                             [X] your votes
                                                                 this way

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.


1. Election of the following nominees as Directors:
                                                                            FOR all              WITHHOLD
                                                                           nominees            AUTHORITY to
Harold Brown, Pierre Des Marais II and J. Dennis Bonney.                  except any           vote for all
                                                                          indicated          listed nominees
                                                                              [ ]                   [ ]

(Instruction: To withhold authority to vote for individual nominees, write the nominees' names on the line below)

________________________________________________________________________________

                                                       FOR          AGAINST        ABSTAIN
2. Ratification of the selection of Coopers &
   Lybrand L.L.P. as auditors.                         [ ]            [ ]            [ ]

3. Approval of an amendment to the
   Long Term Incentive Plan.                           [ ]            [ ]            [ ]

4. Approval of an amendment to the
   Non-Employee Directors' Stock                       [ ]            [ ]            [ ]
   Compensation Plan.

5. In their discretion, the appointees are authorized to vote upon any other matters which may properly come before the meeting or any adjournments thereof.



Signature(s)________________________________________    Date____________________

Please date and sign your name as it appears above and return in the enclosed envelope. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If the signer is a corporation, please sign full corporate name by authorized officer and attach corporate seal. For joint accounts, each joint owner should sign.

                           - FOLD AND DETACH HERE -

                                                                     APPENDIX E

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                ALUMAX INC. THRIFT PLAN FOR SALARIED EMPLOYEES

                 ALUMAX INC. THRIFT PLAN FOR HOURLY EMPLOYEES

                       CONFIDENTIAL VOTING INSTRUCTIONS
       (WILL BE SEEN ONLY BY AUTHORIZED REPRESENTATIVES OF THE TRUSTEE)

     This Proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders to be held on Thursday, May 29, 1997 at 10:00 a.m., Eastern Daylight Savings Time, in the Third Floor Auditorium of The Chase Manhattan Bank Building, 270 Park Avenue, New York, New York.

     The Undersigned hereby instructs The Chase Manhattan Bank, N.A.*, as Trustee of the Alumax Inc. Thrift Plan for Salaried Employees and the Alumax Inc. Thrift Plan for Hourly Employees, to vote the shares of Alumax Inc. Common Stock credited to my account under the Plan(s) at the Annual Meeting and at any adjournment(s) thereof in accordance with the instructions which I have given on the reverse side.


      PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE

* The Chase Manhattan Bank, N.A., Trustee, has appointed ChaseMellon Shareholder Services, L.L.C. as Agent to tally the votes.


                           - FOLD AND DETACH HERE -



IF SIGNED AND RETURNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS GIVEN. IF THE PROXY IS EXECUTED BUT NO SPECIFICATIONS ARE MADE AS TO VOTING OF EACH ITEM, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.
                                                                 Please mark
                                                             [X] your votes
                                                                 this way

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.


1. Election of the following nominees as Directors:
                                                                            FOR all              WITHHOLD
                                                                           nominees            AUTHORITY to
Harold Brown, Pierre Des Marais II and J. Dennis Bonney.                  except any           vote for all
                                                                          indicated          listed nominees
                                                                              [ ]                   [ ]

(Instruction: To withhold authority to vote for individual nominees, write the nominees' names on the line below)

________________________________________________________________________________

                                                       FOR          AGAINST        ABSTAIN
2. Ratification of the selection of Coopers &
   Lybrand L.L.P. as auditors.                         [ ]            [ ]            [ ]

3. Approval of an amendment to the
   Long Term Incentive Plan.                           [ ]            [ ]            [ ]

4. Approval of an amendment to the
   Non-Employee Directors' Stock                       [ ]            [ ]            [ ]
   Compensation Plan.

5. In their discretion, the appointees are authorized to vote upon any other matters which may properly come before the meeting or any adjournments thereof.

                            TRUSTEE AUTHORIZATION

         I hereby authorize The Chase Manhattan Bank, N.A.*, as Trustee under the Alumax Inc. Thrift Plan for Salaried Employees and the Alumax Inc. Thrift Plan for Hourly Employees, to vote the shares of Alumax Inc. Common Stock held for my account under said Plan(s) at the Annual Meeting in accordance with the instructions given above.

         * The Chase Manhattan Bank, N.A., Trustee, has appointed ChaseMellon Shareholder Services, L.L.C. as Agent to tally the votes.


Signature(s)________________________________________    Date____________________

Please date and sign your name as it appears above and return in the enclosed envelope. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such.

                           - FOLD AND DETACH HERE -